                                                                   EXHIBIT 10.4

                              - 111 SUTTER STREET -

                            - OFFICE BUILDING LEASE -

                             BASIC LEASE INFORMATION


DATE OF LEASE:               August 5, 1999


LANDLORD:                    CEP INVESTORS XII LLC


LANDLORD'S ADDRESS:          c/o Ellis Partners, Inc.
                             433 California Street, Sixth Floor
                             San Francisco, California 94104
                             Attn: Mr. James F. Ellis


TENANT:                      FORT POINT PARTNERS, INC.


TENANT'S ADDRESS:            111 Sutter Street
                             San Francisco, California 94104
                             Attn: Mr. Kelly Green


BUILDING:                    111 Sutter Street, San Francisco, California


LEASED PREMISES:             Approximately 27,899 square feet consisting of the
                             entire 20th (approximately 9,514 rentable square feet), 21st (approximately 9,561 rentable square feet), and 22nd (approximately 8,824 rentable square feet) floors of the Building


RENTABLE AREA:               Approximately 27,899 rentable square feet


TERM COMMENCEMENT DATE:      The date the Tenant Improvements for the 20th floor
                             are Substantially Complete (estimated to be October
                             15, 1999)


TERM EXPIRATION DATE:        The last day of the ninety-sixth (96th) full
                             calendar month after the Term Commencement Date


OPTION TO EXTEND:

        Number of Extension Periods: One (1)
        Years per Extension Period: Five (5)


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BASE RENT:                   Months 1 to 36 = $43.00 per rentable square foot of
                             Rentable Area per annum (notwithstanding the foregoing, Tenant shall not pay Base Rent for the 21st floor or 22nd floor until the Tenant Improvements for the 21st floor and 22nd (delivered together) are Substantially Complete, estimated to be December 1, 1999 for both the 21st and 22nd floors).

                             Months 37 to 60 = $46.00 per rentable square foot of Rentable Area per annum

                             Months 61 to 96 = $49.00 per rentable square foot of Rentable Area per annum


BASE YEAR:                   2000


TENANT'S PROPORTIONATE SHARE (BUILDING): approximately 10.69%


SECURITY DEPOSIT:            $1,660,100.00


GUARANTOR:                   None


LANDLORD'S BROKER:           The CAC Group


TENANT'S BROKER:             Cushman & Wakefield


     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW.]

        The foregoing BASIC LEASE INFORMATION is incorporated herein and made a part of the LEASE to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the LEASE, the BASIC LEASE INFORMATION shall control.

                                      "LANDLORD":

                                      CEP INVESTORS XII LLC,
                                      a Delaware limited liability company

                                      By: EPI Investors XII LLC,
                                          a California limited liability company
                                          Its Manager

                                             By: Ellis Partners, Inc.,
                                                 a California corporation,
                                                 Its Manager


                                                 By: /s/ JAMES F. ELLIS
                                                    -------------------------
                                                 Typed Name: James F. Ellis
                                                            -----------------
                                                 Title:  Vice President
                                                       ----------------------


                                      "TENANT":

                                      FORT POINT PARTNERS, INC.
                                      a California corporation


                                      By:  /s/ MATTHEW ROCHE
                                         ---------------------------------
                                      Typed Name:  Matthew Roche
                                                 -------------------------
                                      Title:   President
                                            ------------------------------


                                      By:   /s/  JAMES T. ROCHE
                                         ---------------------------------
                                      Typed Name:  James Roche
                                                 -------------------------
                                      Title:   CEO
                                            ------------------------------


                                      iii

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                              OFFICE BUILDING LEASE


        THIS LEASE, made as of the date specified in the BASIC LEASE INFORMATION sheet, by and between the landlord specified in the BASIC LEASE INFORMATION sheet ("Landlord") and the tenant specified in the BASIC LEASE INFORMATION sheet ("Tenant").



                                   ARTICLE 1.
                                   DEFINITIONS

        1.1 DEFINITIONS: Terms used herein shall have the following meanings:

        1.2 "ADDITIONAL RENT" shall mean all monetary obligations of Tenant under this Lease other than the obligation for payment of Gross Rent.

        1.3 "BASE EXPENSES" [intentionally deleted]

        1.4 "BASE RENT" shall mean the sums due from time to time as rental for the Leased Premises.

        1.5 "BASE YEAR" shall mean the calendar year specified on the Basic Lease Information sheet.

        1.6 "BASIC OPERATING COST" shall have the meaning given in Section 3.05.

        1.7 "BUILDING" shall mean the building and other improvements associated therewith identified on the Basic Lease Information sheet.

        1.8 "BUILDING STANDARD IMPROVEMENTS" shall mean the standard materials ordinarily used by Landlord in the improvement of the Leased Premises.

        1.9 "COMMON AREAS" shall mean (a) the areas on individual floors of the Building devoted to non-exclusive uses such as common corridors, lobbies, fire vestibules, elevator foyers, stairways, elevators, electric and telephone closets, restrooms, mechanical closets, janitor closets and other similar facilities for the benefit of all tenants (and invitees) on the particular floor and other floors and (b) other areas of the Project available for the use and benefit of all tenants (and invitees).

        1.10 "COMPUTATION YEAR" shall mean a fiscal year consisting of the calendar year commencing January 1st of each year during the Term, commencing in the Base Year and continuing through the Term, with a short or stub fiscal year in any partial fiscal year in which the Lease expires or is terminated for the period between January 1 of such year and the date of lease termination or expiration.

        1.11 "GROSS RENT" shall mean the total of Base Rent and Tenant's Proportionate Share of Increased Basic Operating Cost.

        1.12 "LANDLORD'S BROKER" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Landlord.

        1.13 "LANDLORD'S CONTRIBUTION" shall have the meaning given in EXHIBIT
B.

        1.14 "LANDLORD'S IMPROVEMENTS" shall have the meaning given in EXHIBIT
B.

        1.15 "LEASED PREMISES" shall mean the floor area more particularly shown on the floor plan attached hereto as EXHIBIT A, containing the Rentable Area (as such term is defined in Section 1.18 below) specified on the Basic Lease Information sheet.


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        1.16 "PERMITTED USE" shall mean general office, and any other related lawful use; provided, however, that Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof; (b) offices of any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; or (e) retail or restaurant uses.

        1.17 "PROJECT" shall mean the Building and common areas affiliated therewith, and the real property on which the Building and common areas are located.

        1.18 "RENT" shall mean Gross Rent plus Additional Rent.

        1.19 "RENTABLE AREA" shall mean the area or areas of space in the Building determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International (ANSI-Z65.1-1996) and including a proportionate allocation of the square footage of the Building's elevator and mechanical equipment areas, telephone and electrical rooms, loading dock, janitorial service areas, public lobbies and corridors. The Rentable Area of the Leased Premises has been calculated on the basis of the foregoing definition and is agreed for all purposes of this Lease to be the amount stated on the Basic Lease Information sheet, subject to remeasurement by Landlord within sixty (60) days of the date of this Lease. Such remeasurement, if any, shall be made by Landlord's architect in accordance with this Section 1.19. Tenant's architect may consult with Landlord's architect regarding such remeasurement.

        1.20 "SECURITY DEPOSIT" shall mean the amount specified on the Basic Lease Information sheet to be paid by Tenant to Landlord and held and applied pursuant to Section 5.14.

        1.21 "SUBSTANTIAL COMPLETION" shall mean (and the Leased Premises shall be deemed "Substantially Complete") when (i) installation of the Tenant Improvements and the Landlord's Improvements (as defined in EXHIBIT B) by the Contractor has occurred; (ii) Tenant has direct access from the street to the elevator lobby on the floor (or floors) where the Leased Premises are located;
(iii) basic services (as described in Section 4.01) are available to the Leased Premises; (iv) Tenant's architect has issued a certificate of Substantial Completion with respect to the Leased Premises; and (v) a certificate of occupancy or its equivalent for the Leased Premises has been issued by appropriate governmental authorities. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" items or similar corrective work.

        1.22 [intentionally deleted.]

        1.23 "TENANT IMPROVEMENTS" shall have the meaning given in EXHIBIT B.

        1.24 "TENANT'S BROKER" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Tenant.

        1.25 "TENANT'S PHYSICAL POSSESSION DATE" shall mean October 1, 1999 for the 20th floor and November 15, 1999 for the 21st and 22nd floors.

        1.26 "TENANT'S PROPORTIONATE SHARE" is specified on the Basic Lease Information sheet and is based on the percentage which the Rentable Area of the Leased Premises bears to the total Rentable Area of the Project, subject to adjustment in the event of the remeasurement of the Building or the Project as permitted under Section 1.19 above.

        1.27 "TERM" shall mean the period commencing with the Term Commencement Date and ending at midnight on the Term Expiration Date.

        1.28 "TERM COMMENCEMENT DATE" shall be the date set forth on the Basic Lease Information sheet.


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        1.29 "TERM EXPIRATION DATE" shall be the date set forth on the Basic
Lease Information sheet, unless sooner terminated pursuant to the terms of this Lease or unless extended pursuant to the provisions of Section 8.01.

        1.30 OTHER TERMS. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.


                                   ARTICLE 2.
                                 LEASED PREMISES

        2.1 LEASE. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth in this Lease.

        2.2 ACCEPTANCE OF LEASED PREMISES. Tenant acknowledges that: (a) it has been advised by Landlord, Landlord's Broker and Tenant's Broker, if any, to satisfy itself with respect to the condition of the Leased Premises (including, without limitation, the heating, ventilation, electrical, plumbing and other mechanical installations, fire sprinkler systems, security, environmental aspects, and compliance with applicable laws, ordinances, rules and regulations) and the present and future suitability of the Leased Premises for Tenant's intended use; (b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant's occupancy of the Leased Premises and the term of this Lease; and (c) neither Landlord nor Landlord's Broker nor any of Landlord's agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Leased Premises other than as may be specifically set forth in this Lease. Subject to completion of the Landlord's Improvements and the Tenant Improvements set forth in EXHIBIT B attached hereto, Tenant accepts the Leased Premises in its AS IS condition existing on the date Tenant executes this Lease, subject to all matters of record and applicable laws, ordinances, rules and regulations. Tenant acknowledges that neither Landlord nor Landlord's Broker nor any of Landlord's agents has agreed to undertake any alterations or additions or to perform any maintenance or repair of the Leased Premises except for the routine maintenance and janitorial work specified herein and except as may be expressly set forth in EXHIBIT B.

        2.3 RIGHT TO RELOCATE LEASED PREMISES. [intentionally Deleted].

        2.4 RESERVATION OF RIGHTS. Landlord reserves the right from time to time, so long as reasonable access and basic services to the Leased Premises remain available, to install, use, maintain, repair, relocate and/or replace pipes, conduits, wires and equipment within and around the Building and to do and perform such other acts and make such other changes in, to or with respect to the Building or the Project (including without limitation with respect to the driveways, parking areas (if any), walkways and entrances to the Project) as Landlord may, in the exercise of sound business judgment, deem to be appropriate. In connection therewith, Landlord shall have the right to close temporarily any of the Common Areas so long as reasonable access to the Leased Premises remains available. If any construction, installation, repair, replacement, relocation, remodeling or other activity is performed in or around the Building by Landlord (or by other tenants of the Building acting with Landlord's consent), Landlord shall undertake such activities (or cause them to be undertaken, if done by others) so as to prevent unreasonable interference with Tenant's business at the Leased Premises.


                                   ARTICLE 3.
                               TERM, USE AND RENT


        3.1 TERM. Except as otherwise provided in this Lease, the Term shall commence upon the Term Commencement Date, and shall continue in full force for the Term. Tenant shall be given access to the


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Leased Premises starting on the Tenant's Physical Possession Date in order for
Tenant and other consultants and/or Tenant's contractors to install, if any, furniture, telephone networks, and computer networks as long as such work does not interfere with the construction of the Tenant Improvements and the Landlord's Improvements. From the date Tenant has access to the Leased Premises through the Term Commencement Date, Tenant shall be subject to all of the covenants in this Lease, except that Tenant's obligation to pay Rent shall commence in accordance with Section 3.03 below. When the Term Commencement Date and the Term Expiration Date have been ascertained, the parties shall promptly execute a Confirmation of Term of Lease substantially in the form attached as EXHIBIT C.

        3.2 USE. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose, except as permitted by Landlord pursuant to Landlord's written consent, which consent will not be unreasonably withheld, conditioned or delayed. It shall not be deemed unreasonable for Landlord to withhold its consent to a proposed change of use if the proposed use is one set forth in Section 1.16 (a) through (e).

        3.3 BASE RENT.

                (a) Tenant shall pay the Base Rent to Landlord in accordance with the schedule set forth on the Basic Lease Information sheet and in the manner described below. Tenant shall pay the Base Rent for the first month of the Term upon execution of this Lease. Commencing with the first day of the second full calendar month of the Term, Tenant shall pay the Gross Rent (consisting of Base Rent plus, when applicable in accordance with Section 3.04 below, Tenant's Proportionate Share of Increased Basic Operating Cost) in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, except as otherwise provided herein, in lawful money of the United States at Landlord's address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section
9.11 hereof.

                (b) If the Term commences on other than the first day of a month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then the Gross Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

        3.4 TENANT'S PROPORTIONATE SHARE OF INCREASED BASIC OPERATING COST.

                (a) Commencing in the 2001 Computation Year and continuing through the remainder of the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of the total dollar increase, if any, in Basic Operating Cost attributable to each Computation Year over Base Year expenses.

                (b) During the 2001 Computation Year, on or before the first day of each month during such year, Tenant shall pay to Landlord one-twelfth (1/12th) of Landlord's estimate of the amount payable by Tenant under Section 3.04(a) as set forth in Landlord's written notice to Tenant delivered on or before the Term Commencement Date. Commencing in the 2000 Computation Year and continuing thereafter through the remainder of the Term, during the last month of each Computation Year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord's estimate of the amount payable (as well as reasonable documentation of its estimate) by Tenant under Section 3.04(a) for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if Landlord fails to give such notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord; and from the first day of the calendar month following the date such notice is given, Tenant's payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord determines that the amount payable under


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Section 3.04(a) for the current Computation Year will vary from its estimate given to Tenant, Landlord, by not less than ten (10) business days' notice to Tenant, may revise its estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

                (c) Following the end of each Computation Year (beginning with the 2001 Computation Year), Landlord shall deliver to Tenant a statement of amounts payable under Section 3.04(a) for such Computation Year prepared by Landlord's agent. If such statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no event of default (as defined below) is outstanding at the time such statement is delivered, Landlord shall credit such amount to the next payment(s) of Gross Rent falling due under this Lease, or if an event of default is outstanding, Landlord shall apply such amount against any amounts owed by Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) business days after delivery of such statement. If, within one hundred twenty (120) days of Tenant's receipt of Landlord's statement, Tenant notifies Landlord that Tenant desires to audit or review Landlord's statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours. Landlord shall make available in the San Francisco Bay Area at Landlord's, or at Landlord's election at Landlord's property manager's, place of business, such books and records as are reasonably necessary for Tenant to conduct and complete such audit. Tenant shall have the right to make copies of such books and records at Tenant's sole cost and expense. Tenant shall bear all other costs and expenses associated with Tenant's audit (including fees of Tenant's auditor). Within five (5) business days of completion of the audit, if Tenant desires to challenge Landlord's statement, then Tenant shall provide Landlord with a copy of Tenant's auditor's report. Within thirty (30) days of Landlord's receipt of Tenant's auditor's report, Landlord shall notify Tenant as to whether Landlord agrees or disagrees with the conclusions reached in Tenant's auditor's report. Landlord's failure to respond shall be deemed to constitute a disagreement with the Tenant's auditor's report. After Landlord's notice, Landlord and Tenant shall endeavor to resolve any disagreements regarding Tenant's auditor's report. If Landlord and Tenant are unable to resolve such disagreement regarding Tenant's auditor's report within twenty (20) business days of the completion of such audit, then Landlord and Tenant shall submit the matter to an independent audit conducted by an independent nationally recognized accounting firm or a nationally recognized real estate management or consulting firm that has been mutually selected by Tenant and Landlord. The results of such independent audit shall be conclusive and binding upon Landlord and Tenant. In the event such audit reveals a discrepancy in Tenant's favor, and/or Landlord agrees with the conclusions of Tenant's auditor, then Landlord shall credit the amount of such discrepancy to the next payment(s) of Gross Rent falling due under this Lease. In the event such audit reveals a discrepancy in Landlord's favor, Tenant shall pay the amount of the discrepancy to Landlord within ten (10) business days of completion of the audit. The failure of Tenant to notify Landlord that Tenant desires an audit within one hundred twenty (120) days of Tenant's receipt of Landlord's statement under this Section 3.04(c) shall constitute an acceptance by Tenant of Landlord's statement and a waiver by Tenant of its right to audit for such Computation Year. If Tenant commences an audit in accordance with this
Section 3.04(c), then such audit and the Tenant's auditor's report must be completed within sixty (60) days of Tenant's notice to Landlord of Tenant's desire to audit. Failure of Tenant to complete the audit within such sixty (60) day period shall constitute an acceptance by Tenant of Landlord's statement for such Computation Year. The respective obligations of Landlord and Tenant under this Section 3.04(c) shall survive the Term Expiration Date, and, if the Term Expiration Date is a day other than the last day of a Computation Year, the adjustment in Tenant's Proportionate Share of Increased Basic Operating Cost pursuant to this Section 3.04(c) for the Computation Year in which the Term Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Term Expiration Date bears to three hundred sixty-five (365).

                (d) Landlord shall have the same remedies for a default in the payment of Tenant's Proportionate Share of Increased Basic Operating Cost as for a default in the payment of Base Rent.

        3.5 BASIC OPERATING COST.

                (a) Basic Operating Cost shall mean all expenses and costs (but not specific costs which are separately billed to and paid by particular tenants of the Building) of every kind and nature which Landlord

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shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, repair, preservation and operation of the Project and its supporting facilities directly servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

                        (1) Wages, salaries and related expenses and benefits of all on-site and off-site employees and personnel engaged in the operation, maintenance, repair and security of the Project, to the extent such charges are directly allocable to services rendered by the employees and personnel for the benefit of the Project.

                        (2) Costs of Landlord's office located in the Building (including the property management office) and office operation in the Project, as well as the costs of operation of a room for delivery and distribution of mail to tenants of the Building.

                        (3) All supplies, materials, equipment and equipment rental used in the operation, maintenance, repair and preservation of the Project.

                        (4) Utilities, including water, sewer and power, telephone, communication and cable television facilities, lighting, heating and ventilating the entire Project.

                        (5) All maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm and/or security service, window cleaning, elevator maintenance, sidewalks, landscaping, Building exterior and service areas.

                        (6) A property management fee in an amount not to exceed five percent (5%) of all Rent (excluding such management cost recovery) derived from the Building; provided, however, such property management fee shall not exceed the current "market" rate during a particular Computation Year.

                        (7) Legal and accounting services for the Project, including the costs of audits by certified public accountants; provided, however, that legal expenses shall not include the cost of lease negotiations, termination of leases, extension of leases or legal costs incurred in proceedings by or against any specific tenant.

                        (8) All insurance costs, including, but not limited to, the cost of all risk property and liability coverage and rental income and earthquake insurance (for earthquake insurance, only increases in premiums over the Base Year shall be included; if earthquake insurance is not carried in the Base Year, then only increases in premiums over the first year earthquake insurance is carried shall be included) applicable to the Project and Landlord's personal property used in connection therewith, as well as commercially reasonable deductible amounts applicable to such insurance; provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance.

                        (9) Repairs, replacements and general maintenance (except for repairs paid by proceeds of insurance or by Tenant or other tenants of the Building or third parties, and alterations attributable solely to tenants of the Project other than Tenant).

                        (10) All real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, bonds, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project (or any portion or component thereof), its operations, this Lease, or the Rent due hereunder (or any portion or component thereof), except: (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) Landlord's personal or corporate income, gift or franchise taxes.

                        (11) Amortization (together with reasonable financing charges) of capital


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

improvements made to the Project subsequent to the Term Commencement Date which are designed to improve the operating efficiency of the Project, or which may be required by governmental authorities, including those improvements required for energy conservation and for the benefit of individuals with disabilities ("ADA Improvements"), in relation to new laws or changes in existing laws, applicable to the Building, which arise or take affect after the date of this Lease; provided, however, that no new expense shall be included as a Basic Operating Cost during Tenant's last twelve (12) months of the Term (if Tenant does not exercise its option to renew) or the Option Term (as defined in Section 8.01), as the case may be.

                (b) In the event any of the Basic Operating Costs are not allocable solely to the Building or are not provided on a uniform basis, Landlord shall make an appropriate and equitable adjustment, in Landlord's sole and absolute discretion, to the relevant cost allocations to the Building and Tenant shall pay its proportionate share of such Basic Operating Costs allocable solely to the Building and 100% of such Basic Operating Costs allocable solely to the Leased Premises.

                (c) Notwithstanding any other provision of this Lease to the contrary, in the event that the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Basic Operating Cost for such year (including the Base Year) so that Basic Operating Cost shall be computed as though the Building had been 95% occupied during such year.

                (d) The following items shall be excluded from Basic Operating
Costs: (i) depreciation on the Building and the Project; (ii) debt service;
(iii) rental under any ground or underlying lease; (iv) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Project tenants or alleged defaults with other Project tenants; (v) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Section 3.05(a), including, without limitation, Section 3.05(a)(11)); the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (vii) advertising expenses relating to vacant space; (viii) real estate brokers' or other leasing commissions; (ix) interest or penalties due as a result of Landlord's late payment of any of the costs included within Basic Operating Costs; (x) fees paid to any affiliates of Landlord to the extent such fees exceed market rates charged for such service provided; (xi) any costs for making the Building comply with federal, state and local laws, regulations and directives applicable to the Building as of the date of this Lease, including any costs, penalties or fines imposed upon Landlord by any governmental authority as a result of the violation of any such laws, regulations and directives by Landlord, or its employees, agents, contractors or assigns; and (xii) except as otherwise provided in ARTICLE 6 of this Lease, the cost of any hazardous materials cleanup, detoxification, or similar action undertaken by Landlord, whether or not required by any governmental or quasi-governmental agency, including, without limitation asbestos removal from the Premises or any other area of the Building.


                                   ARTICLE 4.
                              LANDLORD'S COVENANTS

        4.1 BASIC SERVICES. Landlord shall operate the Project to a standard of quality consistent with that of other similar-class office projects in the immediate geographical area, and shall:

                (a) Administer improvement of the Leased Premises in accordance with EXHIBIT B (if any).

                (b) Furnish Tenant during Tenant's occupancy of the Leased Premises the following basic services:

                     (i) Hot and cold water at those points of supply provided for general use of other tenants in the Project; steam heating and ventilating during the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17 and at such temperatures, during such seasons, and in such amounts as are standard for the comfortable use and occupancy of similar Class A office buildings and the Leased Premises or, in all events, as may be permitted or controlled by applicable laws, ordinances, rules and regulations. Notwithstanding the foregoing, the Building does not have central air conditioning; however, a condenser water loop serves each floor of the Building for access to condensed water for Tenant's air conditioning needs (Tenant, at its sole cost, shall be responsible for the installation, operation and maintenance of such air conditioning units, if needed).

                     (ii) Structural and exterior maintenance (including exterior glass and glazing) and routine maintenance, repairs and electric lighting service for all public areas and service areas of the Project.

                     (iii) Janitorial service on a five (5) day per week basis, excluding holidays.

                     (iv) Electric lighting service throughout the Leased Premises and electrical facilities to provide sufficient power for typewriters, standard size personal computers and other standard office machines of similar low electrical consumption twenty-four (24) hours per day, seven (7) days per week, but not including electricity required for electronic data processing equipment, special lighting in excess of Building Standard Improvements, and any other item of electrical equipment which consumes electricity in amounts in excess of standard office equipment.

                     (v) Building Standard lamps, bulbs, starters and ballasts used in the Leased Premises.

                     (vi) Public elevator service serving the floors on which the Leased Premises are situated twenty-four (24) hours per day, seven
        (7) days per week, including freight elevator service when prearranged with Landlord, subject to such rules and regulations as Landlord shall promulgate from time to time.

                (c) Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed under this Lease by reason of any (i) deficiency in the provision of basic services; (ii) breakdown of equipment or machinery utilized in supplying services; or (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord or by the making of the necessary repairs or improvements, unless such deficiency, breakdown, curtailment or cessation is due to the negligence or willful misconduct of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section 5.12 be or become liable for any default of Landlord under this Section 4.01(c).

        4.2 EXTRA SERVICES. Landlord shall provide to Tenant at Tenant's sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services:

                (a) Such extra cleaning and janitorial services if requested by Tenant;

                (b) Additional ventilating capacity required by reason of any electrical, data processing or other equipment, facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements, when prearranged with Landlord;

                (c) Heating, ventilation, or extra electrical service (for electrical equipment which consumes electricity in excess of the standard amounts set forth in Section 4.01(b)(iv) above), provided by Landlord to Tenant
(i) during hours other than the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17, which shall provide for Building hours of operation of 7:00 A.M. to 6:00 P.M., Monday through Friday (excluding holidays), or (ii) on Saturdays,

Sundays, or holidays, all said heating, ventilation or extra electrical service to be furnished solely upon the prior written request of Tenant submitted during business hours to Landlord at least 24 hours in advance of the time such service is needed, or pursuant to such other procedures as may be established from time to time by Landlord for the Building or the Project (such after-hour heating, ventilation and lighting charge shall be billed at Landlord's actual cost basis prorated with the similar use of other tenants of the Building);

                (d) Maintaining and replacing non-Building Standard lamps, bulbs, starters and ballasts (whether or not the light fixtures were installed by Landlord as part of the Tenant Improvements);

                (e) Upon Tenant's request or otherwise as permitted by the provisions herein, repair and maintenance service which is the obligation of Tenant under this Lease;

                (f) To the extent not covered by insurance either carried or required to be carried by Landlord hereunder, and subject to the waiver of subrogation rights set forth in Section 7.05, repair, maintenance or janitorial service to the Leased Premises or the Common Areas which is required as a result of the acts or omissions of Tenant, its agents, employees, contractors, invitees or licensees; and

                (g) Any basic service in amounts reasonably determined by Landlord to exceed the amounts required to be provided under Section 4.01(b), but only if Landlord elects to provide such additional or excess service.

                For the purposes of this Section 4.02, if, in Landlord's reasonable opinion, Tenant's use of electrical and/or water service at the Leased Premises is excessive, Landlord may install a separate meter(s) at the Leased Premises to measure the amount of electricity and/or water consumed by Tenant therein. The cost of such installation and of such excess electricity and/or water (at the rates charged for such services by the local public utility) shall be paid by Tenant to Landlord upon receipt by Tenant of a bill therefor, which cost shall not be included within the computation of Basic Operating Costs.

                The cost chargeable to Tenant for all extra services shall constitute Additional Rent and shall include an amount equal to Landlord's actual out-of-pocket expenses for administering such extra services. Additional Rent shall be paid monthly by Tenant to Landlord concurrently with the payment of Base Rent.

        4.3 WINDOW COVERINGS. All window coverings for the Leased Premises shall be those provided by Landlord (with the actual cost of such blinds to be deducted from Landlord's Contribution) as Building Standard Improvements. Tenant shall not place or maintain any window coverings, blinds, curtains or drapes other than those supplied by Landlord on any exterior window without Landlord's prior written approval, which Landlord shall have the right to grant or withhold in its absolute and sole discretion.

        4.4 GRAPHICS AND SIGNAGE. Landlord shall provide identification (the size of such identification shall be approximately its pro rata share) of Tenant's name and suite numerals on a building directory in the Building lobby. All signs, notices, advertisements and graphics of every kind or character, visible in or from the Common Areas or the exterior of the Leased Premises shall be subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed. Landlord may remove, without notice to and at the expense of Tenant, any sign, notice, advertisement or graphic of any kind inscribed, displayed or affixed in violation of the foregoing requirement. All approved signs, notices, advertisements or graphics shall be printed, affixed or inscribed at Tenant's expense by a person selected by Landlord. Landlord shall be entitled to revise the Project graphics and signage standards at any time.

        4.5 [Intentionally deleted.]

        4.6 REPAIR OBLIGATION. Landlord's obligation with respect to maintenance and repair shall be limited to (i) the structural portions of the Building; (ii) the exterior walls of the Building, including exterior glass and glazing; (iii) the exterior roof; (iv) mechanical, electrical, plumbing and life safety systems; (v) the Common Areas; and (vi) landscaped areas. However, Landlord shall not have any obligation to repair damage caused by Tenant, its agents, employees, contractors, invitees or licensees. Landlord shall have the right, but not the obligation, to undertake work of repair which Tenant is required to perform under this Lease and which Tenant fails or refuses to perform within the notice and cure periods permitted hereunder. Tenant shall reimburse Landlord upon demand, as Additional Rent, for all costs incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to ten percent (10%) of such costs to reimburse Landlord for its administration and managerial effort. Except as specifically set forth in this Lease, Landlord shall have no obligation whatsoever to maintain or repair the Leased Premises or the Project. The parties intend that the terms of this Lease govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Leased Premises or any needed repairs. Subject to the provisions of Section 5.04 below, Landlord shall, at all times during the Term, keep and maintain all portions of the Project, including the Building (other than the interior of the Leased Premises), in the condition and repair maintained by landlords of similar Class A office space in the financial district of San Francisco. Without limiting the foregoing and except as otherwise provided herein, Landlord shall be responsible for causing the Building to comply with all applicable federal, state and local laws, statutes, ordinances, rules or regulations.

        4.7 PEACEFUL ENJOYMENT. Landlord covenants with Tenant that upon Tenant paying the Rent and all other charges required under this Lease and performing all of Tenant's covenants and agreements herein contained, Tenant shall peacefully have, hold and enjoy the Leased Premises subject to all of the terms of this Lease and to any deed of trust, mortgage, ground lease or other agreement to which this Lease may be subordinate. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownerships of Landlord's interest hereunder.


                                   ARTICLE 5.
                               TENANT'S COVENANTS

        5.1 PAYMENTS BY TENANT. Tenant shall pay Rent at the times and in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.08. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

        5.2 TENANT IMPROVEMENTS. The Tenant Improvements shall be installed and constructed by the Contractor pursuant to EXHIBIT B. All Tenant Improvements shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon termination of this Lease by lapse of time or otherwise.

        5.3 TAXES ON PERSONAL PROPERTY. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Increased Basic Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against Tenant's personal property and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord, which invoice shall include a copy of a tax bill or signed statement from the applicable taxing authority which shall state that such tax is directly attributable to Tenant's interest in this Lease or personal property located at the Premises.

        5.4 REPAIRS BY TENANT. Tenant shall be obligated to maintain and repair the Leased Premises, to keep the same at all times in good order, condition and repair, and, upon expiration of the Term, to surrender the same to Landlord in the same condition as on the Term Commencement Date, reasonable wear and tear, taking by condemnation, and damage by casualty excepted. Tenant's obligations shall include, without limitation, the obligation to maintain and repair all non-structural portions of the walls, floors, ceilings and fixtures and to repair all damage caused by Tenant, its agents, employees, contractors, invitees and others using the Leased Premises with Tenant's expressed or implied permission, to the extent not covered by insurance either carried or required to be carried by Landlord hereunder, and subject to the waiver of subrogation rights set forth in
Section 7.05. At the request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant's obligation under this Section 5.04 at Tenant's sole cost and expense and as an extra service to be rendered pursuant to Section 4.02(e). Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord and in accordance with reasonable procedures Landlord shall from time to time establish. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of the Building's mechanical, electrical, plumbing, life safety or other system servicing, located in or passing through the Leased Premises of which Tenant is or becomes aware.

        5.5 WASTE. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Leased Premises or the Project.

        5.6 ASSIGNMENT OR SUBLEASE.

                (a) Tenant shall not voluntarily or by operation of law assign, transfer or encumber (collectively "Assign") or sublet all or any part of Tenant's interest in this Lease or in the Leased Premises without Landlord's prior written consent, which shall not be unreasonably withheld, given under and subject to the terms of this Section 5.06. Notwithstanding the foregoing, the Tenant may, upon written notice to the Landlord, in whole or in part, sublet the Leased Premises, or Assign this Lease to an affiliate, parent or subsidiary of the Tenant which retains at least a fifty percent (50%) interest in the Tenant, so long as Tenant shall remain responsible in case of default, and, provided, further, no such permitted subletting or assignment shall relieve the Tenant of liability under this Lease. An assignment of this Lease to an entity arising as a result of merger, acquisition or consolidation shall be permitted as long as the entity's financial condition is at least equivalent to the greater of (i) the financial condition of Tenant as of the date of this Lease, or (ii) the financial condition of Tenant as of the date of the proposed merger, acquisition or consolidation.

                (b) Except as permitted in Section 5.06(a), if Tenant desires to Assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant's notice shall specify the date the proposed assignment or sublease would be effective and be accompanied by information pertinent to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including, without limitation, its name, business and financial condition, financial details of the proposed transfer, the intended use (including any modification) of the Leased Premises, and exact copies of all of the proposed agreement(s) between Tenant and the proposed assignee or subtenant. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested (within ten (10) days after receiving Tenant's notice) by Landlord, and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.

                (c) Landlord shall have a period of twenty (20) days following such interview and receipt of such additional information (or thirty (30) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the effective date specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space (Landlord shall recapture such space in its "as is" condition with all costs of such recapture being borne by Landlord), or (ii) to permit Tenant to Assign this Lease or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord, such consent not to be unreasonably withheld, conditioned or delayed so long as the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use, the proposed assignee or sublessee is of sound financial condition as determined by Landlord in its reasonable discretion, the proposed assignee or sublessee executes such reasonable assumption documentation as Landlord shall require, and the proposed assignee or sublessee is not a party with whom Landlord has been discussing the leasing of space in the Building. Notwithstanding the foregoing, if Landlord elects option (i) above, Tenant may elect to withdraw Tenant's request to sublet or assign such portion of the Premises by written notice to Landlord given on or before the date which is five (5) business days following

Landlord's notice to Tenant of its intent to recapture such space. Upon such notice by Tenant, Landlord's election to recapture the subject space in that instance shall be null and void and Tenant shall retain possession of such subject space. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written approval by Landlord of the proposed assignee or sublessee shall still be required. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease.

                (d) In the event Tenant shall request the consent of Landlord to any assignment or subletting hereunder, Tenant shall pay Landlord a processing fee of $250.00 and shall reimburse Landlord for Landlord's reasonable attorneys' fees incurred in connection therewith. All such fees shall be deemed Additional Rent under this Lease.

                (e) Any rent or other consideration realized by Tenant under any such sublease or assignment in excess of (i) the Rent payable hereunder, (ii) any reasonable tenant improvement allowance or other economic concession (e.g., space planning allowance, moving expenses, free or reduced rent periods, etc.),
(iii) any advertising costs and brokerage commissions associated with such assignment or sublease, and (iv) any reasonable legal fees associated with such assignment or sublease ("Profit"), shall be divided and paid as follows: fifty percent (50%) to Tenant and fifty percent (50%) to Landlord; provided, however, that if Tenant is in default hereunder beyond any applicable cure period, Landlord shall be entitled to all such excess rent.

                (f) In any subletting undertaken by Tenant, Tenant shall diligently seek to obtain not less than fair market sublease rent for the space to sublet. In any assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than fair market assignment rent for the space subject to such assignment.

                (g) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant. However, Landlord may consent to subsequent assignments and sublettings of the Lease or sublease or amendments or modifications thereto, without notifying Tenant or any other party liable on the Lease or sublease and without obtaining their consent. Such action shall not relieve Tenant or any such other party from liability under this Lease or a sublease.

                (h) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Any assignment or subletting which conflicts with the provisions hereof shall be void and, at Landlord's option, shall constitute a default under this Lease.

                (i) Notwithstanding anything to the contrary contained within this Section 5.06, Landlord acknowledges that, although Tenant anticipates that its space needs will encompass the total of the Leased Premises at some point in the near future, a portion of the space which Tenant is currently accepting and leasing may be initially determined to be in excess of Tenant's current short term space planning needs. As a result, should Tenant submit a request to Landlord for Landlord's consent to Tenant's sublease of a portion of the Leased Premises, at any time during the first thirty (30) months of the Term, such request shall not be subject to Landlord's right of recapture pursuant to Subsection 5.06(c) above. After the thirtieth (30th) month of the Term, should Tenant submit a request to Landlord for Landlord's consent to Tenant's sublease of a portion of the Leased Premises and such sublease along with all other current subleases and assignments, in the aggregate, do not exceed 9,561 rentable square feet, such request shall not be subject to Landlord's right of recapture pursuant to Subsection 5.06(c) above.

        5.7 ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

                (a) Tenant shall not make or allow to be made any alterations or additions in or to the

Leased Premises without first obtaining the written consent of Landlord. Landlord's consent will not be unreasonably withheld, conditioned or delayed with respect to proposed alterations and additions which (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with and does not adversely affect the Building and its mechanical, electrical, heating, ventilation and life safety systems; (iii) will not affect the structural portions of the Building; (iv) will not unreasonably interfere with the use and occupancy of any other portion of the Building by any other tenant, its employees or invitees; and (v) will not trigger any additional costs to Landlord. Specifically, but without limiting the generality of the foregoing, Landlord's right of consent shall encompass plans and specifications for the proposed alterations or additions, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall supply to Landlord any additional documents and information requested by Landlord in connection with Tenant's request for consent hereunder. For the purposes herein, the Landlord Improvements and Tenant Improvements set forth in EXHIBIT B hereto shall not constitute alterations, additions or improvements.

                (b) Any consent given by Landlord under this Section 5.07 shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) Tenant's furnishing to Landlord copies of such permits, together with copies of the approved plans and specifications, prior to commencement of the work thereon; and (iii) the compliance by Tenant with the conditions of all applicable permits and approvals in a prompt and expeditious manner.

                (c) Tenant shall provide Landlord with not less than fifteen
(15) days prior written notice of commencement of the work so as to enable Landlord to post and record appropriate notices of non-responsibility. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Tenant shall pay the contractors and suppliers all amounts due to them when due and keep the Leased Premises and the Project free from any and all mechanics', materialmen's and other liens and claims arising out of any work performed, materials furnished or obligations incurred by or for Tenant. Landlord may require, at its sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to the total estimated cost of any alterations, additions or improvements to be made in or to the Leased Premises, to protect Landlord against any liability for mechanics', materialmen's and other liens and claims related to such alterations, additions or improvements, and to ensure timely completion of the work. In the event any alterations or additions to the Leased Premises are performed by Landlord hereunder, whether by prearrangement or otherwise, Landlord shall be entitled to charge Tenant a ten percent (10%) administration fee in addition to the actual costs of labor and materials provided. No administration fee, however, shall be charged on the costs of and installation of wall and floor coverings and finishes. Such costs and fees shall be deemed Additional Rent under this Lease, and may be charged and payable prior to commencement of the work.

                (d) Any and all alterations, additions or improvements made to the Leased Premises by Tenant shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless (i) Landlord conditioned its approval of such alterations, additions or improvements on Tenant's agreement to remove them, or (ii) if Tenant did not provide a Removal Determination Request (as defined below), Landlord notifies Tenant prior to (or promptly after) the Term Expiration Date that the alterations, additions and/or improvements must be removed, in which case Tenant shall, by the Term Expiration Date (or promptly thereafter), remove such alterations, additions and improvements, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of installation of such alterations, additions and improvements, normal wear, tear and damage by casualty excepted. Prior to making any alterations, additions or improvements to the Leased Premises, Tenant may make a written request that Landlord determine in advance whether or not Tenant must remove such alterations, additions or improvements on the Term Expiration Date ("Removal Request Determination"). Notwithstanding anything to the contrary set forth above, this clause shall not apply to movable equipment or furniture owned by Tenant. Tenant shall repair at its sole cost and expense all damage caused to the Leased Premises and the Project by removal of Tenant's movable equipment or furniture and such other alterations, additions and improvements as Tenant shall be required or allowed by Landlord to remove from the Leased Premises; provided, such repair shall not include painting of walls or replacement of carpeting.

                (e) All alterations, additions and improvements permitted under this Section 5.07 shall be constructed diligently, in a good and workmanlike manner with new, good and sufficient materials and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and those related to accessibility and use by individuals with disabilities). Tenant shall, promptly upon completion of the work, furnish Landlord with "as built" drawings for any alterations, additions or improvements performed under this Section 5.07.

        5.8 COMPLIANCE WITH LAWS AND INSURANCE STANDARDS. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used in a manner that violates any applicable law, ordinance, rule, regulation, order, permit, covenant, easement or restriction of record, or the recommendations of Landlord's engineers or consultants, relating in any manner to the Project, or for any business or purpose which is disreputable, objectionable or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation, or in any way increase the cost, of the all risk property insurance coverage on the Project and/or its contents. Landlord represents and warrants to the best of its knowledge that office use of the Leased Premises permitted hereunder is not prohibited by, nor does it conflict with, any covenant, easement or restriction encumbering the Project, and further represents and warrants that the office use of the Leased Premises will not increase or affect the existing rate of any fire or other insurance policy covering damage to the Project, or cause cancellation of any such insurance policy. If Tenant does or permits anything to be done which increases the cost of any insurance covering or affecting the Project, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for such additional costs. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed, which statement shall be signed by Landlord's insurance carrier setting forth that the increase in insurance premiums is directly attributable to Tenant's acts or omissions. Tenant shall, at Tenant's sole cost and expense, comply with all laws, ordinances, rules, regulations and orders (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to Tenant's particular use of the Leased Premises now in effect or which may hereafter come into effect including, but not limited to, (a) accessibility and use by individuals with disabilities, and (b) environmental conditions in, on or about the Leased Premises. If anything done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or alteration or improvement to the Project, Tenant shall, at Landlord's option, either perform the upgrade, alteration or improvement at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such work. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance, rule, regulation, order, permit, covenant, easement or restriction shall be conclusive of that fact as between Landlord and Tenant. Landlord represents and warrants that a path of travel, as that term is used in Title 24 and the Americans With Disabilities Act (collectively "ADA"), which is compliant with the requirements of the ADA either (i) currently exists, or (ii) Landlord has obtained a hardship waiver for certain areas, extending from the entry of the Building through the entry of the Leased Premises.

        5.9 NO NUISANCE; NO OVERLOADING. Tenant shall use and occupy the Leased Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or unreasonably interfere with, annoy or disturb (whether by noise, odor, vibration or otherwise) any other tenant or occupant of the Project or Landlord in its operation of the Project. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Leased Premises, the Building, or any portion thereof.

        5.10 FURNISHING OF FINANCIAL STATEMENTS; TENANT'S REPRESENTATIONS. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, within ten (10) business days of receipt of Landlord's written request therefor, with financial statements in form and substance reasonably satisfactory to Landlord reflecting Tenant's current financial condition as of the end of Tenant's previous fiscal year; provided, such financial statements may not be requested more frequently than once annually. Tenant represents and warrants that to Tenant's knowledge all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

        5.11 ENTRY BY LANDLORD. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in cases of an emergency, and otherwise at reasonable times to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, to make repairs to or alterations of the Leased Premises or other portions of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to show the Leased Premises to prospective tenants during the last six (6) months of the Term, purchasers or encumbrancers; provided, however, that Landlord shall use its best efforts to minimize interference with Tenant's business operations in the Leased Premises. Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry.

        5.12 NONDISTURBANCE AND ATTORNMENT.

                (a) This Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any deed of trust, mortgage or other hypothecation or security instrument (collectively, "Security Device") now or hereafter placed upon, affecting or encumbering the Project or any part thereof or interest therein, and to any and all advances made thereunder, interest thereon or costs incurred and any modifications, renewals, supplements, consolidations, replacements and extensions thereof. With respect to any Security Device entered into by Landlord after execution of this Lease, such subordination is conditioned on Landlord obtaining assurance in a commercially reasonable form (a "nondisturbance agreement") from the holder of or beneficiary under such encumbrance that Tenant's possession will not be disturbed so long as Tenant is not in default under this Lease and attorns to the record owner of the Leased Premises. Landlord shall obtain and deliver to Tenant a nondisturbance agreement from Fleet National Bank in the form attached hereto as EXHIBIT E within ten (10) business days of full execution of this Lease. Without the consent of Tenant, the holder of any such Security Device or the beneficiary thereunder shall have the right to elect to be subject and subordinate to this Lease, such subordination to be effective upon such terms and conditions as such holder or beneficiary may direct which are not inconsistent with the provisions hereof. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Leased Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof). The new owner following such foreclosure, sale or deed shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month's Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner.

                (b) Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of a Security Device so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant hereunder. If, within fifteen (15) days after notice from Landlord, Tenant fails or unreasonably refuses to execute with Landlord the amendment(s) to this Lease accomplishing the reasonable change(s) or amendment(s) which are requested by such holder such amendments shall be deemed accepted and shall be enforceable by Landlord and such lender and binding upon Tenant, its successors and assigns as if agreed to in writing, without need of further action or documentation.

        5.13 ESTOPPEL CERTIFICATE. Within fifteen (15) days following either party's request, the other party shall execute, acknowledge and deliver written estoppel certificates addressed to the persons or parties identified in such request, on a form specified by such requesting party, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit; and (d) acknowledging that neither party is in default under this Lease (or, if a party is claimed to be in default, stating the nature of the alleged default). However, in no event shall any such estoppel certificate require an amendment of the provisions of this Lease or otherwise affect or abridge a party's rights hereunder. Any such estoppel certificate may be relied upon by any such person or party designated in such request. Failure by a party to execute and deliver any such estoppel certificate within the time requested shall be conclusive upon such party that (1) this Lease is in full force and effect and has not been modified except as represented by the requesting party;
(2) not more than one month's Rent has been paid in advance; and (3) neither party is in default under this Lease.

        5.14 SECURITY DEPOSIT.

                (a) Concurrently with the execution hereof, Tenant shall pay to Landlord the agreed upon Security Deposit as security for the full and faithful performance of Tenant's obligations under this Lease. If at any time during the Term, Tenant shall be in default in the payment of Rent or in default for any other reason, Landlord may use, apply or retain such part of the Security Deposit as necessary for cure of Tenant's failure to make payment of any amount due Landlord or to cure such default or to reimburse or compensate Landlord for any liability, loss, cost, expense or damage (including attorneys' fees) which Landlord may suffer or incur by reason of Tenant's defaults. If Landlord uses or applies all or any part of the Security Deposit, Tenant shall, on demand, pay to Landlord a sum sufficient to restore the Security Deposit to the full amount required by this Lease. Upon expiration of the Term or earlier termination of this Lease and after Tenant has vacated the Leased Premises, Landlord shall return the Security Deposit to Tenant, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent and to perform Tenant's obligations hereunder. The portion of the deposit not so required shall be paid over to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest in this Lease) within thirty (30) days after expiration of the Term or earlier termination hereof. Landlord shall hold the Security Deposit for the foregoing purposes and shall segregate the Security Deposit from its general funds in an interest bearing account. No part of the Security Deposit shall be considered to be held in trust, or to be prepayment of any monies to be paid by Tenant under this Lease.

                (b) In lieu of a cash deposit, Tenant may deliver the Security Deposit to Landlord in the form of a clean and irrevocable letter of credit (the "Letter of Credit") issued by and drawable upon (said issuer being referred to as the "Issuing Bank" (Tenant shall have the right to change the Issuing Bank during the term of this Lease)) a financial institution which is approved by Landlord in its sole discretion, provided that Landlord shall not unreasonably withhold its consent to an Issuing Bank which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $100,000,000. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord, and (f) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Francisco. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.

                (c) Notwithstanding anything in this Section 5.14 to the contrary, on the third (3rd) anniversary of the Term Commencement Date, the amount of the Security Deposit shall be reduced by $200,000; on the fourth (4th) anniversary of the Term Commencement Date, the amount of the Security Deposit shall be reduced by an additional $200,000; on the fifth (5th) anniversary of the Term Commencement Date, the amount of the Security Deposit shall be reduced by an additional $200,000; and on the sixth (6th) anniversary of the Term Commencement Date, the amount of the Security Deposit shall be reduced by an additional $200,000. In addition, on the sixth (6th) anniversary of the Term Commencement Date or any time thereafter, if Tenant has achieved an audited net worth (as defined by GAAP) of $50,000,000 or greater, the Security Deposit shall be reduced by an additional $200,000. Upon any reduction of the amount of the Security Deposit, such amount reduced shall be returned to Tenant, or a reduction shall be made to the Letter of Credit, as the case may be.

        5.15 SURRENDER. Subject to the provisions of Section 5.07 hereof, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Leased Premises to Landlord in as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear, taking by condemnation and damage by casualty excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Tenant shall, without cost to Landlord, remove all furniture, equipment, trade fixtures, debris and articles of personal property owned by Tenant in the Leased Premises, and shall repair any damage to the Project resulting from such removal, provided such repair shall not include either repainting or recarpeting of the Leased Premises. Any such property not removed by Tenant by the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all of such items and dispose of same in any lawful manner or store same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after storage for thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such sale; second, to the costs of storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

        5.16 TENANT'S REMEDIES. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 5.16, a reasonable time shall in no event, be less than thirty (30) days after receipt by Landlord (except in the event of an emergency, in which case Landlord's response time must be reasonable in light of the emergency), and by the holders of any ground lease, deed of trust or mortgage covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within said thirty (30)-day period and thereafter diligently pursued to completion. If Landlord fails to cure such default within the time provided for in this Lease, the holder of any such ground lease, deed of trust or mortgage shall have an additional thirty (30) days to cure such default (except in the case of an emergency); provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder shall have such additional time to cure the default as is reasonably necessary under the circumstances. Tenant shall look solely to Landlord's interest in the Project for recovery of any judgment from Landlord. Except with respect to Landlord's interest in the Building and proceeds therefrom, neither Landlord nor any of its trustees, directors, officers, agents, employees or representatives (or, if Landlord is a partnership, its partners, whether general or limited) shall ever be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, deed of trust or mortgage to which Section
5.12 applies or may apply. Tenant shall not have the right to terminate this Lease or withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease by reason of a breach of this Lease by Landlord.

        5.17 RULES AND REGULATIONS. Tenant shall comply with the rules and regulations for the Project attached as EXHIBIT D and such reasonable amendments thereto as Landlord may adopt from time to time with prior notice to Tenant.


                                   ARTICLE 6.
                              ENVIRONMENTAL MATTERS

        6.1 HAZARDOUS MATERIALS PROHIBITED.

                (a) Except for a battery back-up system (for emergency power) provided by Tenant, at its sole cost and expense, and subject to Landlord's reasonable approval, Tenant shall not cause or permit any Hazardous Material (as defined in Section 6.01(c) below) to be brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees; provided, however, that Tenant may use, store and dispose of, in accordance with applicable Laws, limited quantities of standard office and janitorial supplies, but only to the extent reasonably necessary for Tenant's operations in the Leased Premises. Tenant hereby indemnifies Landlord from and against (i) any breach by Tenant of the obligations stated in the preceding sentence, (ii) any breach of the obligations stated in Section 6.01(b) below, or (iii) any claims or liability resulting from Tenant's use of Hazardous Materials. Tenant hereby agrees to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, costs and/or expenses (including, without limitation, diminution in value of the Project, or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, fines, penalties, attorneys' fees, consultants' fees and experts' fees) which arise during or after the Term as a result of any breach of the obligations stated in Sections 6.01(a) or 6.01(b) or otherwise resulting from Tenant's use of Hazardous Materials. This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in, on, under or about the Leased Premises or the Project (including soil and ground water contamination) which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in, on, under or about the Leased Premises or the Project caused or permitted by Tenant results in any contamination of the Leased Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.

                (b) Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in compliance with, all federal, state, local and regional laws, ordinances, rules, codes and regulations, as amended from time to time ("Governmental Requirements"), relating to health and safety and environmental matters, arising, directly or indirectly, out of Tenant's use of Hazardous Materials (as defined in Section 6.01(c) below) in the Project. Health and safety and environmental matters for which Tenant is responsible under this paragraph include, without limitation (i) notification and reporting to governmental agencies, (ii) the provision of warnings of potential exposure to Hazardous Materials to Landlord and Tenant's agents, employees, licensees, contractors and others, (iii) the payment of taxes and fees, (iv) the proper off-site transportation and disposal of Hazardous Materials, and (v) all requirements, including training, relating to the use of equipment. Immediately upon discovery of a release of Hazardous Materials associated with Tenant's activities, Tenant shall give written notice to Landlord, whether or not such release is subject to reporting under Governmental Requirements. The notice shall include information on the nature and conditions of the release and Tenant's planned response. Tenant shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Tenant on the Project.

                (c) As used in this Lease, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material" includes, without limitation, any substance, material or waste which is (i) defined as a "hazardous waste" or similar term under the laws of the jurisdiction where the Project is located; (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (iii) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq. (42 U.S.C. Section 6903); (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C.
Section 9601); (v) hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof; or (vi) asbestos in any form or condition.

                (d) As used in this Article 6, the term "Laws" means any applicable federal, state or local laws, ordinances, rules or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the specific laws, ordinances and regulations referred to in Section 6.01(c) above. References to specific Laws shall also be references to any amendments thereto and to any applicable successor Laws.


                (e) To the best of Landlord's knowledge, except as disclosed in the environmental reports (the "Environmental Reports") provided to Tenant by Landlord (at Landlord's sole cost and expense) (i) there are no Hazardous Materials in the Building, and (ii) the Building is in compliance with all Laws relating to any Hazardous Material. Landlord's knowledge is limited to the matters contained in the Environmental Reports. Tenant acknowledges its receipt and review of the Environmental Reports prior to entering into this Lease. Landlord represents and warrants that (i) during the period of its ownership of the Project prior to entering into this Lease, it has not released any Hazardous Materials on the Project, and (ii) after entering into this Lease, Landlord will not release any Hazardous Materials on the Project. Landlord hereby agrees to indemnify, protect, defend and hold the Tenant harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation reasonable attorneys' fees) arising out of or in any way related to any breach by Landlord of its representations and warranties in this Section 6.01(e) and Landlord shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Landlord on the Project. Landlord, at its sole expense, shall cause to be removed any asbestos or other Hazardous Materials discovered in the Leased Premises (except any Hazardous Materials installed by Tenant or part of the Tenant Improvements) during the term of this Lease required by Government Requirements to be removed and Landlord shall restore the Leased Premises to its condition prior to the removal of such Hazardous Materials. Landlord hereby agrees to indemnify, protect, defend and hold the Tenant harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation reasonable attorneys' fees) arising out of or in any way related to or resulting from any Hazardous Materials discovered in the Leased Premises or on the Project with were not brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees.

        6.2 LIMITATIONS ON ASSIGNMENT AND SUBLETTING. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting of the Leased Premises if (i) the proposed transferee's anticipated use of the Leased Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material (excluding standard office and janitorial supplies; in limited quantities as hereinabove provided); (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the generation, storage, use, treatment or disposal of a Hazardous Material.

        6.3 RIGHT OF ENTRY. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in case of an emergency, and otherwise during reasonable hours and upon reasonable notice to Tenant, in order to conduct periodic environmental inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Laws or contamination caused or permitted by Tenant is found to exist. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the costs and expenses of such inspections.

        6.4 NOTICE TO LANDLORD. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened regarding the Leased Premises or the Project pursuant to any Laws; (ii) any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within three
(3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the Leased Premises or Tenant's use thereof.


                                   ARTICLE 7.
             INSURANCE, INDEMNITY, CONDEMNATION, DAMAGE AND DEFAULT

        7.1 LANDLORD'S INSURANCE. Landlord shall secure and maintain policies of insurance for the Project (including the Leased Premises) covering loss of or damage to the Project, including the Tenant Improvements, but excluding all subsequent alterations, additions and improvements to the Leased Premises, with loss payable to Landlord and to the holders of any deeds of trust, mortgages or ground leases on the Project. Landlord shall not be obligated to obtain insurance for Tenant's trade fixtures, equipment, furnishings, machinery or other property. Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, and with such deductible(s) as Landlord shall deem reasonably appropriate. Landlord shall further secure and maintain commercial general liability insurance with respect to the Project in such amount as Landlord shall determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant. In addition, Landlord may secure and maintain rental income insurance. If the annual cost to Landlord for any such insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices together with a statement signed by Landlord's insurance carrier setting forth that the increase in insurance premiums is directly attributable to Tenant's operations at the Leased Premises, reimburse Landlord for such increases in cost, which amounts shall be deemed Additional Rent hereunder. Tenant shall not be named as an additional insured on any policy of insurance maintained by Landlord. The proceeds from any property damage insurance maintained by Landlord hereunder shall be used in repair and restoration of the Building.

        7.2 TENANT'S LIABILITY INSURANCE.

                (a) Tenant (with respect to both the Leased Premises and the Project) shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability insurance protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground leases on the Project, and Landlord's representatives (which term, whenever used in this Article 7, shall be deemed to include Landlord's partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees and independent contractors) as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage (including attorneys' fees) based upon, involving or arising out of Tenant's operations, assumed liabilities or Tenant's use, occupancy or maintenance of the Leased Premises and the Common Areas of the Project. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury to or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Four Million Dollars ($4,000,000.00). The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists) and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a separation of insureds provision or cross-liability endorsement acceptable to Landlord. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease (including without limitation performance by Tenant under Section 7.04) and that Tenant's insurance is primary to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only. Not more frequently than every two (2) years, if, in the opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not adequate, then Tenant shall increase its liability insurance coverage as required by either any mortgagee of Landlord or Landlord's insurance broker.

                (b) Tenant shall, at Tenant's expense, comply with (i) all insurance company requirements pertaining to the use of the Leased Premises and
(ii) all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        7.3 TENANT'S ADDITIONAL INSURANCE REQUIREMENTS.

                (a) Tenant shall secure and maintain, at Tenant's expense, at all times during the Term, a policy of physical damage insurance on all of Tenant's fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises and on any alterations, additions or improvements made by or for Tenant upon the Leased Premises, all for the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance. Such insurance shall insure against those risks customarily covered in an "all risk" policy of insurance covering physical loss or damage. Tenant shall use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for the restoration of any alterations, additions or improvements to the Leased Premises. In addition, Tenant shall secure and maintain, at all times during the Term, loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils; such insurance shall be maintained with Tenant's property insurance carrier. Further, Tenant shall secure and maintain at all times during the Term workers' compensation insurance in such amounts as are required by law, employer's liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable law or as may be reasonably required by Landlord. In the event Tenant makes any alterations, additions or improvements to the Leased Premises, prior to commencing any work in the Leased Premises, Tenant shall secure "builder's all risk" insurance which shall be maintained throughout the course of construction, such policy being an all risk builder's risk completed value form, in an amount approved by Landlord, but not less than the total contract price for the construction of such alterations, additions or improvements and covering the construction of such alterations, additions or improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such alterations, additions or improvements shall be insured by Tenant pursuant to this Section 7.03 immediately upon completion thereof. Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 7.05 is permitted by the insurer. Tenant shall, prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.

                (b) All policies required to be carried by Tenant under this Lease shall be issued by and binding upon a reputable insurance company of good financial standing licensed or authorized to do business in the State of California with a rating of at least A-VII, or such other rating as may be required by a lender having a lien on the Project, as set forth in the most current issue of "Best's Insurance Reports." Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Article 7. Evidence of insurance provided to Landlord shall include an endorsement showing that Landlord, its representatives and the holders of any deeds of trust, mortgages or ground leases on the Project are included as additional insureds on general liability insurance, and as loss payees for property insurance, to the extent required hereunder, and an endorsement whereby the insurer agrees not to cancel, non-renew or materially alter the policy without at least thirty (30) days prior written notice to Landlord, its representatives and any mortgagee of Landlord.

                (c) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within thirty (30) days following Landlord's request therefor, and prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a ten percent (10%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

                (d) The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

        7.4 INDEMNITY AND EXONERATION.

                (a) Except for the negligence or willful misconduct of Landlord and Landlord's representatives, Landlord and Landlord's representatives shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant's agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Project or failure to make any such repair or from any other cause whatsoever, except as expressly otherwise provided in Sections 7.06 and 7.07. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Project, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant's business or for any loss of income or profit therefrom.

                (b) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from
(i) the use or occupancy of the Leased Premises, (ii) the activities of Tenant, its agents, employees, contractors or invitees in or about the Leased Premises or the Project (where not covered by Landlord's insurance), (iii) any failure of Tenant to comply with any applicable law, and (iv) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the negligence or willful misconduct of Landlord or Landlord's representative or are related to any Landlord default under this Lease.

                (c) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Leased Premises or the Project, with the exception of any such work, labor, materials or supplies directly related to any Landlord Improvements or Tenant Improvements constructed pursuant to EXHIBIT B attached hereto.

                (d) The provisions of this Section 7.04 shall survive the expiration or sooner termination of this Lease. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.04 AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.

------------------------
TENANT'S INITIALS

        7.5 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of any cause required to be insured against under this Lease to the extent of the coverage required, regardless of cause or origin, including negligence of the other party hereto, provided that such party's insurance is not invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

        7.6 CONDEMNATION.

                (a) If the Leased Premises are taken under the power of eminent domain or sold under the threat of the exercise of such power (all of which are referred to herein as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the "date of taking"). If the Leased Premises or any portion of the Project is taken by condemnation to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord and Tenant, this Lease shall, at the option of either party to be exercised in writing within thirty (30) days after receipt of written notice of such taking, forthwith cease and terminate as of the date of taking. All proceeds from any condemnation of the Leased Premises shall belong and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; provided that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses or, loss of Tenant's trade fixtures. If this Lease continues in effect after the date of taking pursuant to the provisions of this Section 7.06(a), Landlord shall proceed with reasonable diligence to repair, at its expense, the remaining parts of the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Project and Leased Premises. Gross Rent shall abate to the extent appropriate during the period of restoration, and Gross Rent shall thereafter be equitably adjusted according to the remaining Rentable Area of the Leased Premises and the Building.

                (b) In the event of a temporary taking of all or a portion of the Leased Premises, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

        7.7 DAMAGE OR DESTRUCTION. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

                (a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in Landlord's opinion, be made tenantable with all damage repaired within six (6) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

                (b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in Landlord's reasonable opinion, both be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall reasonably deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

                (c) Notwithstanding anything to the contrary contained in Sections 7.07(a) or 7.07(b) above, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when any damage thereto or to the Project occurs during the last twelve (12) months of the Term and Tenant has not effectively exercised any option granted to Tenant to extend the Term. Under such circumstances, Landlord shall promptly notify Tenant of its decision not to rebuild, whereupon the Lease shall terminate as of the date of such notice.

                (d) If neither Section 7.07(a) nor 7.07(b) above applies, Landlord shall so notify Tenant within sixty (60) days after the date of the damage or destruction and either Tenant or Landlord may terminate this Lease within thirty (30) days after the date of such notice, such termination notice to be immediately effective; provided, however, that Landlord shall have the right to elect to reconstruct the Project and the Leased Premises, in which event (i) Landlord shall notify Tenant of such election within said sixty (60) day period and Tenant shall thereupon have no right to terminate this Lease, and
(ii) Landlord shall proceed with reasonable diligence to rebuild the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law).

                (e) During any period when Tenant's use of the Leased Premises is significantly impaired by damage or destruction, Gross Rent shall abate in proportion to the degree to which Tenant's use of the Leased Premises is impaired until such time as the Leased Premises are made tenantable as reasonably determined by Landlord; provided that no such rental abatement shall be permitted if the casualty is the result of the negligence or willful misconduct of Tenant or Tenant's employees, agents, contractors or invitees.

                (f) The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises, and (ii) its alteration, additions and improvements; provided, however, that Landlord shall have the option of requiring Tenant to assign to Landlord (or any party designated by Landlord) some or all of the proceeds payable to Tenant under this Article 7, whereupon Landlord shall be responsible for the repair or restoration of such insured property.

                (g) Landlord's repair and restoration obligations under this
Section 7.07 shall not impair or otherwise affect the rights and obligations of the parties set forth elsewhere in this Lease. Subject to Section 7.07(e), Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises or the Project with respect to the termination of this Lease and hereby waive the provisions of any present or future statute or law to the extent inconsistent therewith.

        7.8 DEFAULT BY TENANT.

                (a) Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

                        (1) Abandonment. Vacating the Leased Premises without the intention to reoccupy same, or abandonment of the Leased Premises for a continuous period of six (6) months.

                        (2) Nonpayment Of Rent. Failure to pay any installment of Rent due and payable hereunder on the date when payment is due, such failure continuing for a period of three (3) business days after written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than one (1) time during any Computation Year of the Term with respect to non-payment of Gross Rent or Additional Rent, the third such non-payment constituting default without requirement of notice; furthermore, if Tenant shall be served with a demand for the payment of past due Rent, any payment(s) tendered thereafter to cure any default by Tenant shall be made only by cashier's check, wire-transfer or direct deposit of immediately available funds;

                        (3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsections 7.08(a)(1) and 7.08(a)(2), such failure continuing for a period of fifteen (15) business days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such fifteen (15)-day period and continuously and diligently pursues such remedy at all times until such default is cured);

                        (4) General Assignment. Any general arrangement or assignment by Tenant for the benefit of creditors;

                        (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition against Tenant, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

                        (6) Receivership. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets or the Leased Premises, where possession is not restored to Tenant within ten (10) business days;

                        (7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

                        (8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

                        (9) Guarantor. If the performance of Tenant's obligations under this Lease is guaranteed: (i) the death of a guarantor; (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing; (iv) a guarantor's refusal to honor the guaranty; or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Tenant's failure, within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantor(s) that existed at the time of execution of this Lease; or

                        (10) Partner. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or any person or entity constituting Tenant is involved in any of the events or acts described in subsections 7.08(a)(4) through (8).

                        (11) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant or any guarantor of Tenant's obligations under this Lease was materially false or misleading.

                (b) Remedies Upon Default:

                        (1) Termination. If an event of default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of any applicable grace period specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity by reason of Tenant's default or of such termination.

                        (2) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under subsection 7.08(b)(1) hereof in writing, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession. If Landlord elects to relet the Leased Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Leased Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Leased Premises, which are not covered by the rent received from the reletting.

                (c) Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of subsection 7.08(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) shall be computed with interest at the lesser of twelve percent (12%) per annum or the maximum rate then allowed by law. The "worth at the time of award" of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

                (d) Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of

Section 7.08(c), unpaid Rent shall consist of the sum of:

                        (1) the total Base Rent for the balance of the Term, plus

                        (2) a computation of Tenant's Proportionate Share of Increased Basic Operating Cost for the balance of the Term, the assumed amount for the Computation Year of the default and each future Computation Year in the Term to be equal to Tenant's Proportionate Share of Increased Basic Operating Cost for the Computation Year immediately prior to the year in which default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items (1982-84=100)) for the Metropolitan Area or Region in which the Project is located. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

                (e) Late Charge. If any payment required to be made by Tenant under this Lease is not received by Landlord on or before the date the same is due after expiration of all applicable notice and cure periods, Tenant shall pay to Landlord an amount equal to ten percent (10%) of the delinquency. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, including without limitation administrative, collection, processing and accounting expenses, the amount of which would be extremely difficult to compute, and the amount stated herein represents a reasonable estimate thereof. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's breach or default with respect to such delinquency, or prevent Landlord from exercising any of Landlord's other rights and remedies.

                (f) Interest on Past-Due Obligations. Except as expressly otherwise provided in this Lease, any Rent due Landlord hereunder, other than late charges, which is not received by Landlord on the date on which it was due, shall bear interest from the day after it was due at the maximum rate then allowed by law, in addition to the late charge provided for in Section 7.08(e).

                (g) Landlord's Right to Perform. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, then after expiration of all applicable notice and cure periods (except without notice in case of an emergency) Landlord may (but shall not be obligated to) perform such duty or obligation on Tenant's behalf, including, without limitation, the obtaining of insurance policies or governmental licenses, permits or approvals. Tenant shall reimburse Landlord upon demand for the costs and expenses of any such performance (including penalties, interest and attorneys' fees incurred in connection therewith). Such costs and expenses incurred by Landlord shall be deemed Additional Rent hereunder.

                (h) Remedies Cumulative. All rights, privileges and elections or remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by law.

                (i) Waiver. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted and Landlord takes possession of the Leased Premises by reason of a default.


                                   ARTICLE 8.
                                 OPTION TO RENEW

        8.1 OPTION TO RENEW.

                (a) Landlord hereby grants to Tenant one (1) option (the "Option") to extend the term of this Lease for an additional period of five (5) years (the "Option Term"), all on the following terms and conditions:

                        (1) The Option must be exercised, if at all, by written notice irrevocably exercising the Option ("Option Notice") delivered by Tenant to Landlord not later than twelve (12) months prior to the Term Expiration Date. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Term Expiration Date, (i) Tenant is in default under this Lease, (ii) Tenant has assigned this Lease or its interest therein (other than to an affiliate or subsidiary of Tenant), or (iii) Tenant, or Tenant's affiliate or subsidiary, is in possession of less than fifty percent (50%) of the square footage of the Leased Premises. Provided Tenant has properly and timely exercised the Option, the term of this Lease shall be extended for the period of the Option Term, and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be modified as set forth in subsection 8.01(a)(2) below.

                        (2) The Base Rent payable for the Option Term shall be the greater of (i) the Base Rent payable on the Term Expiration Date, or (ii) the then-current rental rate per rentable square foot (as further defined below, "FMRR") being agreed to in new leases by the Landlord and other landlords of buildings in the San Francisco, California area which are comparable in quality, location and prestige to the Building ("Comparable Buildings") and tenants leasing space in the Building or Comparable Buildings. As used herein, "FMRR" shall mean the rental rate per rentable square foot for which Landlord and other landlords are entering into new leases within the time period of fifteen (15) to twelve (12) months prior to the Term Expiration Date ("Market Determination Period"), with new tenants leasing from Landlord and other landlords office space in the Building and Comparable Buildings ("Comparative Transactions"). To the extent such other Comparable Buildings have historically received lower or higher rents from the rents in the Building, then for the purpose of arriving at the FMRR, such rates when used to establish the FMRR in the Building shall be increased or decreased as appropriate to reflect such historical differences. Landlord shall provide its determination of the FMRR to Tenant within twenty
(20) days after Landlord receives the Option Notice. Tenant shall have fifteen
(15) days ("Tenant's Review Period") after receipt of Landlord's notice of the FMRR within which to accept such FMRR or to reasonably object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within fifteen (15) days following Tenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with subparagraph 8.01(b) below.

                (b) Landlord and Tenant shall meet with each other within five
(5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the FMRR within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted FMRR for the Premises is the closer to the actual rental rate per rentable square foot for new leases within the Market Determination Period for Comparative Transactions. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five
(5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator ("Data") and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

                        (1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted FMRR, and shall notify Landlord and Tenant of such determination.

                        (2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

                        (3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

                        (4) The cost of arbitration shall be paid by Landlord and Tenant equally.

                        (5) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.


                                   ARTICLE 9.
                              MISCELLANEOUS MATTERS

        9.1 PARKING. None.

        9.2 BROKERS. Landlord has been represented in this transaction by Landlord's Broker. Tenant has been represented in this transaction by Tenant's Broker. Upon full execution of this Lease by both parties, Landlord shall pay to Landlord's Broker and Tenant's Broker a fee for brokerage services rendered by it in this transaction provided for in separate written agreements between Landlord and Landlord's Broker and Landlord's Broker and Tenant's Broker. Tenant represents and warrants to Landlord that the brokers named in the Basic Lease Information sheet are the only agents, brokers, finders or other similar parties with whom Tenant has had any dealings in connection with the negotiation of this Lease and the consummation of the transaction contemplated hereby. Tenant hereby agrees to indemnify, defend and hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of this Lease and the consummation of this transaction, including any costs, expenses and attorneys' fees incurred with respect thereto.

        9.3 NO WAIVER. No waiver by either party of the default or breach of any term, covenant or condition of this Lease by the other shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by the other of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord's knowledge of a default or breach at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due Landlord (with the exception of any such amounts in dispute) notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

        9.4 RECORDING. Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

        9.5 HOLDING OVER. If Tenant holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy 150% of the Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period, together with such other amounts as may become due hereunder. Any holding over shall constitute a lease from month-to-month, terminable upon thirty (30) days' notice from either party on the terms of this Lease except that monthly rental shall be 150% of the Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term, together with such other amounts as may become due hereunder.

        9.6 TRANSFERS BY LANDLORD. The term "Landlord" as used in this Lease shall mean the owner(s) at the time in question of the fee title to the Leased Premises or, if this is a sublease, of the Tenant's interest in the master lease. If Landlord transfers, in whole or in part, its rights and obligations under this Lease or in the Project, upon its transferee's assumption of Landlord's obligations hereunder and delivery to such transferee of any unused Security Deposit then held by Landlord, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as defined in this Section 9.06.

        9.7 ATTORNEYS' FEES. In the event either party places the enforcement of this Lease, or any part of it, or the collection of any Rent due, or to become due, hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees, costs and expenses, including those which may be incurred on appeal. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

        9.8 TERMINATION; MERGER. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of this Lease. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within thirty (30) days following any such event to make any written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

        9.9 AMENDMENTS; INTERPRETATION. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease are for convenience only and shall not be used to define or limit any of its provisions.

        9.10 SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

        9.11 NOTICES. All notices, demands, consents and approvals which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by personal delivery or by recognized overnight courier service or when deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party given in accordance with this Section 9.11, except that upon Tenant's taking possession of the Leased Premises, the Leased Premises shall constitute Tenant's address for notice purposes. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

        Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by nationally recognized overnight courier shall be deemed given twenty-four
(24) hours
after delivery of the same to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Leased Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Leased Premises.

        9.12 FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section
9.12 shall excuse or delay Tenant's obligation to pay Rent or other charges due under this Lease.

        9.13 GUARANTOR. If there are to be any guarantors of this Lease, the guarantee shall be on a form provided by Landlord, and each such guarantor shall have the same obligations as Tenant under this Lease, including, but not limited to, the obligation to provide the estoppel certificate and information called for by Section 5.13. It shall constitute a default of Tenant under this Lease if any such guarantor fails or refuses, upon reasonable request by Landlord, to give: (a) evidence of the due execution of the guarantee called for by this Lease, including the authority of the guarantor (and of the party signing on guarantor's behalf) to obligate such guarantor on said guarantee, and including, in the case of a corporate guarantor, a certified copy of a resolution of the board of directors of guarantor authorizing the making of such guarantee, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf; (b) current financial statements of guarantor as may, from time to time, be requested by Landlord; (c) an estoppel certificate; or (d) written confirmation that the guarantee is still in effect.

        9.14 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15), and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment or subletting, may be approved or deemed approved by Landlord hereunder, Tenant's assigns or subtenants.

        9.15 FURTHER ASSURANCES. Landlord and Tenant each agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

        9.16 INCORPORATION OF PRIOR AGREEMENTS. This Lease, including the exhibits and addenda attached to it, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective.

        9.17 APPLICABLE LAW. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.

        9.18 TIME OF THE ESSENCE. Time is of the essence of each and every covenant of this Lease. Each and every covenant, agreement or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease or on any other covenant or agreement set forth herein.

        9.19 NO JOINT VENTURE. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

        9.20 AUTHORITY. If Tenant is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant's behalf and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall, within ten (10) business days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

        9.21 [intentionally deleted].

        9.22 OFFER. Preparation of this Lease by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW.]

        9.23 EXHIBITS; ADDENDA. The following Exhibits and addenda are attached to, incorporated in and made a part of this Lease: EXHIBIT A Floor Plan of the Leased Premises; EXHIBIT B Initial Improvement of the Leased Premises; EXHIBIT C Confirmation of Term of Lease; EXHIBIT D Building Rules and Regulations; and EXHIBIT E Form of Fleet National Bank's Lease Subordination, Non-Disturbance and Attornment Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

                                     "LANDLORD":

                                     CEP INVESTORS XII LLC,
                                     a Delaware limited liability company

                                     By: EPI Investors XII LLC,
                                         a California limited liability company
                                         Its Manager

                                         By: Ellis Partners, Inc.,
                                             a California corporation
                                             Its Manager


                                             By:  /s/ JAMES F. ELLIS
                                                -------------------------
                                             Typed Name:  James F. Ellis
                                                        -----------------
                                             Title:
                                                   ----------------------


                                     "TENANT":

                                     FORT POINT PARTNERS, INC.,
                                     a California corporation


                                     By:  /s/ MATTHEW ROCHE
                                        ---------------------------------
                                     Typed Name:  Matthew Roche
                                                -------------------------
                                     Title:  President
                                           ------------------------------



                                     By:  /s/  JAMES T. ROCHE
                                        ---------------------------------
                                     Typed Name:  James Roche
                                                -------------------------
                                     Title:   CEO
                                           ------------------------------

                                    EXHIBIT A

                                   FLOOR PLAN
                                     OF THE
                                 LEASED PREMISES

                                    EXHIBIT B

                   INITIAL IMPROVEMENT OF THE LEASED PREMISES


        1. Tenant Improvements and Landlord Improvements. Landlord shall cause Pankow Builders (the "Contractor") to construct and install the Tenant Improvements (as defined below) and the Landlord Improvements (as defined below). The Contractor shall construct and install the tenant improvements (the "Tenant Improvements") in the Leased Premises, substantially in accordance with plans, working drawings and specifications ("Tenant's Plans") prepared by Landlord's architects and electrical, structural, mechanical, HVAC and other engineers and consultants and approved by Landlord and Tenant, which approval shall not be unreasonably withheld, conditioned or delayed by either party. The contract between Landlord and Landlord's architect shall be subject to Tenant's approval, which approval shall not be unreasonably withheld. The costs of preparing Tenant's Plans and performing the Tenant Improvements shall be allocated between, and paid by, Landlord and Tenant as set forth in this EXHIBIT B.

                (a) Landlord shall enter into a construction contract with Contractor for the construction of the Tenant Improvements in accordance with Tenant's Plans. The construction contract shall be in a form and shall contain such terms and conditions as may be approved by Tenant, which approval shall not be unreasonably withheld. Tenant shall have three (3) days to review the first draft of the proposed construction contract and two (2) business days to respond to any revision of the construction contract thereafter. The construction contract shall provide that Tenant is a third party beneficiary of the contract and shall be entitled to enforce all warranties directly against the Contractor. The construction contract shall also provide that the work to be performed shall be performed for cost plus a fixed fee of fifteen percent (15%) (which fee shall include the Contractor's overhead, general conditions and profit) to a guaranteed maximum price with all savings to accrue to the Tenant. The guaranteed price may include a contingency of up to five percent (5%) of the total amount of bids received from subcontractors and materialmen for the work and the use of such contingency shall require the consent of the Tenant. Any unused contingency shall be credited to Tenant. The construction contract shall include allowances only for those items for which Tenant approves allowances, which approval shall not be unreasonably withheld. The Contractor shall be responsible for any costs due to its negligence or breach and for overtime required to complete the work (unless approved by Tenant) on time and for any changes due to governmental or other requirements which are not properly addressed or included in the Tenant's Plans.

                (b) Landlord shall require Contractor to competitively bid major subcontracts and materials purchases. With the exception of mechanical, electrical and fire safety subcontractors (whose charges shall not exceed those generally charged in other similar buildings in the vicinity for tenant improvement projects of the sort described in the Tenant's Plans), at least three bids shall be secured for each subcontract and material contract. All bids shall be on a fixed price basis. Tenant shall have the right to select which of the bids will be acceptable.

                (c) Landlord shall supervise the completion of the Tenant Improvements in accordance with Tenant's Plans and shall use best efforts to secure Substantial Completion of such work by October 15, 1999, as to the 20th floor, and by December 1, 1999, as to the balance of the Leased Premises. Landlord and Tenant acknowledge that completion of the 20th floor by October 15, 1999 may require overtime and Tenant will not unreasonably withhold its approval for use of overtime labor.

        2. Tenant's Plans. Tenant and Landlord shall mutually approve Tenant's Plans in writing, each party's approval shall not be unreasonably withheld. When the Tenant's Plans are completed, they shall be submitted to Tenant for review together with a preliminary estimate of costs prepared by Contractor broken down by category and trade, so that Tenant may review the Tenant's Plans and make reasonable decisions concerning costs. Tenant's Plans shall also be submitted by Landlord to the appropriate governmental body for plan checking and a building permit. Landlord shall, at Landlord's sole cost and expense, make any changes to Tenant's Plans required to obtain a building permit. Tenant shall have ten (10) days from its receipt of Tenant's Plans and preliminary cost estimates to approve or disapprove Tenant's Plans in writing. If

Tenant disapproves Tenant's Plans, Landlord shall cause Tenant's Plans to be revised and new preliminary estimates of costs to be prepared to reflect the changes requested by Tenant and revised Tenant's Plans and revised preliminary cost estimates shall be submitted to Tenant for its approval or disapproval. The process of review, revision and submission to Tenant for approval or disapproval shall be continued until Tenant's Plans and the preliminary costs are approved by Landlord and Tenant. Tenant shall be deemed to have disapproved Tenant's Plans if Tenant fails to reply within such ten-day period, but such failure to reply shall constitute a Tenant Delay. Landlord shall use commercially reasonable efforts to ensure that the Tenant's Plans comply with all applicable codes, laws, ordinances, rules and regulations, not adversely affect the Building shell or core or any systems, components or elements of the Building, are in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and are otherwise satisfactory to Landlord and Tenant in their reasonable discretion. Tenant's Plans shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Leased Premises consistent with the construction of the Building, including mechanical and electrical drawings and decorating plans, showing at a minimum, all of the following:

                (1) Location and type of all partitions;

                (2) Location and type of all doors, with hardware and keying schedule;

                (3) Ceiling plans, including light fixtures;

                (4) Location of telephone equipment room, with all special electrical and cooling requirements;

                (5) Location and type of all electrical outlets, switches, telephone outlets, and lights;

                (6) Location of all sprinklers (on a design build basis or in consultation with a sprinkler engineer);

                (7) Location and type of all equipment requiring special electrical requirements;

                (8) Location, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

                (9) Requirements for air conditioning or special ventilation;

                (10) Location, type and color of floor covering;

                (11) Location, type and color of wall covering;

                (12) Location, type and color of paint or finishes;

                (13) Location and type of plumbing;

                (14) Location, brands, model numbers and type of kitchen equipment;

                (15) Indicate critical dimensions necessary for construction;

                (16) Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord;

                (17) Location of all cabling; and

                (18) Location and design of Tenant's server room and battery back-up system and other systems and all special electrical and heating and ventilation requirements.

        3. Landlord's review and approval of Tenant's Plans shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the suitability of the Leased Premises or the Tenant Improvements for Tenant's needs, except as expressly provided in this Lease.

        4. Construction.

                (a) The Tenant Improvements and the Landlord Improvements in the Leased Premises and in the Building shall be diligently completed substantially in accordance with Tenant's Plans by the Contractor in a good and workmanlike manner. Notwithstanding anything in the Lease to the contrary, "Substantial Completion" of the Tenant Improvements on any floor shall not be deemed to have occurred until Tenant's receipt of a factually correct notice from Landlord's architect certifying to Tenant that each of the following is true and correct:
(a) the Tenant Improvements on the floor in question are substantially complete except for minor details which will not adversely affect Tenant's ability to conduct its business operations on such floor; (b) Landlord's Improvements on or affecting the floor in question have been substantially completed; and (c) all mechanical and electrical systems serving the floor in question are functioning in a normal manner, consistent with their design. Landlord shall have no liability to Tenant if the Leased Premises is not suitable for Tenant's occupancy or if Tenant or Landlord has not obtained all the necessary permits for Tenant to occupy the Leased Premises by October 15, 1999, as to the 20th floor, and by December 1, 1999, as to the balance of the Leased Premises.

                (b) Landlord, at its sole cost and expense, shall provide or construct the following (collectively, "Landlord's Improvements") in the Leased Premises and the Building (if applicable), in accordance with all applicable laws, rules, codes and ordinances, including without limitation, the Americans with Disabilities Act, the disability access requirements of California Title 24, and building codes:

                        (i) Floor Coverings: All existing floor coverings shall be removed.

                        (ii) Elevator: The elevator systems serving, and the elevator lobbies located on, the 20th, 21st and 22nd floors shall be restored and refurbished using first-class materials, including, without limitation, incandescent lighting and carpeting or high-quality tiling and wood paneling.

                        (iii) Partitions/Ceilings: All existing partitions shall be demolished.

                        (iv) Sprinkler System: Landlord shall provide the tap into the main sprinkler riser and install the main sprinkler loop around the core area of the Leased Premises in compliance with all requirements of Section 403.24.1, et. seq., of the San Francisco Building Code as the same exist as of the date of this Lease regardless of when such requirements will become effective, including the installation of sprinkler drops and heads.

                        (v) Life Safety Systems: Landlord shall provide Class "E" and strobe panels with adequate connection points on the floors of the Leased Premises for code-required speaker and strobe lights as well as flow and tamper switches for the sprinkler systems, in accordance with existing code. The panels are to be installed in proximity to the Leased Premises. Landlord shall provide life safety systems in all common areas on the floors of the Leased Premises, if any, in accordance with all applicable laws, codes and ordinances, including, without limitation, ADA compliant strobe/horn units ad addressable manual pull stations at all exits, exit stairways, and in common area corridors of the floors of the Leased Premises, if any. Landlord shall supply the capacity to the base building fire alarm system to add all tenant fire alarm devices required by all applicable laws, codes and ordinances in the Leased Premises. The point of connection shall for such wiring shall be a junction box in the base building electrical room of each floor. Landlord shall provide a power supply connected to the base building fire alarm system to power ADA-compliant strobe lights required by code in the Leased Premises. The power supply shall provide four outputs of 1.5 amps maximum each or 4 amps maximum total.

                        (vi) Bathrooms and Common Corridors: All restrooms (one for each sex on each floor) on the floors of the Leased Premises shall be brought to meet all local codes, as well as ADA. Cosmetically, Landlord shall refurbish the restrooms in a manner consistent with a Class "A" San Francisco office tower including, without limitation, ceramic floor and wall tiles (up to ceiling), new fixtures similar in style to those found in other restrooms in the Building. Landlord shall also correct all existing code violations, if any, in the common areas on the floors of the Leased Premises, if any.

                        (vii) Electrical Load Requirements: Landlord shall provide an average of 6.5 watts per usable square foot of the Leased Premises (1.5 watts of the 6.5 watts shall be for lighting), peak demand load, of electrical power per floor stubbed to electrical closets on each floor of the Leased Premises each located at either end of the core area of the Leased Premises. Notwithstanding the foregoing, Tenant may use more electrical power as long as Tenant's use does not adversely affect any other Tenant of the Building.

                        (viii) Telephone Requirements: Landlord shall provide to Tenant 200 pairs of copper phone wire per floor stubbed to the telephone closet (with capacity to add fiber optic cable) of each floor located at the core area of the Leased Premises.

                        (ix) Condenser Water Loop: Landlord shall provide a condenser water loop stubbed to each of the floors of the Leased Premises for access to condensed water for Tenant's air conditioning needs (however, Tenant, at its sole cost, shall be responsible for the installation, operation and maintenance of such air conditioning units).

                        (x) Exterior: Complete weather-tight exterior.

                        (xi) Heating and Ventilating Control System: Any Building management system for control of the heating and ventilating system as may be required by the Landlord.

                        (xii) Security System: Any security systems required by the Landlord.

                        (xiii) Structural: A structural system in compliance with all seismic and other codes.

                        (xiv) Asbestos Abatement: Removal (if accessible) or encapsulation of all asbestos containing materials located in the Leased Premises.

        5. Landlord's and Tenant's Contributions. Landlord shall give Tenant an allowance in the maximum amount of (i) $30.00 per square foot of Rentable Area as to the 20th floor ($285,420 based upon 9,514 rentable square feet), (ii) $30.00 per square foot of Rentable Area as to the 21st floor ($286,830 based upon 9,561 rentable square feet), and (iii) $38.00 per square foot of Rentable Area as to the 22nd floor ($335,312 based upon 8,824 rentable square feet), which equals $907,562.00 ("Landlord's Contribution"). A maximum of $2.00 per square foot of Rentable Area may be used by Tenant towards communications equipment and cabling. Landlord shall pay Landlord's Contribution directly to Landlord's architects and engineers and to the Contractor for the account of Tenant, in installments as professional services for Tenant's Plans are rendered, and Tenant Improvements are completed, upon Landlord's receipt of a written request for payment accompanied by written invoices and other written evidence reasonably satisfactory to Landlord showing the costs incurred, until Landlord's Contribution is exhausted. Tenant shall pay to Landlord (or Landlord may deduct from Landlord's Contribution), a construction management fee of $1.00 per square foot of rentable Area, which equals $27,899.00, based upon 27,899 rentable square feet (the "Construction Management Fee").

                (a) If the Improvement Costs (as defined below) for which Tenant is responsible are reasonably estimated to exceed Landlord's Contribution, then Tenant shall contribute, within ten (10) days after request from the Landlord its share of each progress payment or other Improvement Cost paid by Landlord which share shall be the percentage derived by dividing the amount by which the Improvement Costs, in excess of Landlord's Contribution, for which Tenant is responsible by the total Improvement Costs.

When the work in the Leased Premises is completed, then Landlord shall, as soon as reasonably practicable, furnish Tenant with an accounting of all Improvement Costs and Tenant's share of such costs for Tenant's approval, which approval shall not be unreasonably withheld or delayed (in no event shall Tenant's approval take longer than ten (10) days). Any amounts owing to either party shall be settled in cash within ten (10) days after the accounting has been approved by Tenant. If Landlord's Contribution is not expended for the Tenant Improvements within three months after substantial completion of the Tenant Improvements, then the amount not expended shall be given to Tenant as a credit against Base Rent next coming due under the Lease.

                (b) Landlord's Contribution shall be expended only for "Improvement Costs", which shall consist only of the following to the extent expended for Tenant Improvements (and the preparation of Tenant's Plans):

                        (i) all amounts paid to the Contractor, pursuant to Landlord's general construction contract therewith, for costs of the work, subject to the guaranteed maximum price in the general contract;

                        (ii) all costs paid to the Contractor with respect to any changes which have been requested by Tenant and which are not required as a result of any errors or omissions by Landlord;

                        (iii) fees, charges, and levies by any governmental agencies for authorizations, licenses, and permits required in connection with the Tenant Improvements;

                        (iv) all utility connection charges and payments;

                        (v) sales and use taxes;

                        (vi) testing and inspection costs;

                        (vii) costs paid to contractors installing Tenant's cabling, telephone, furniture systems and other work designated by Tenant or to other contractors which Landlord and Landlord agree shall perform any work of improvement at the Leased Premises;

                        (viii) all reasonable amounts paid to Landlord's architects and to prepare Tenant's Plans, but excluding any changes thereto which are required as a result of any errors or omissions by Landlord; and

                        (ix) the Construction Management Fee.

                (c) All costs other than Improvement Costs which are incurred by Landlord in connection with the design and construction of work in the Leased Premises or the Building shall be borne by Landlord, which excluded items shall include, without limitation, the following:

                        (i) all costs to complete Landlord's Improvements and the Building core and shell including, without limitation, all costs of plans, permits and engineering associated therewith;

                        (ii) costs for any improvements which are not described in the final Tenant's Plans;

                        (iii) accountants' fees and attorneys' fees incurred by Landlord;

                        (iv) other than as agreed to by Tenant in the guaranteed maximum price contract or an approved change order, costs for overtime labor in excess of any reasonable amount provided for in the general contract or any subcontract or material supply contract if not previously approved by Tenant;

                        (v) except to the extent caused by Tenant delays, costs incurred as a consequence of delay, errors or omissions, or construction defects caused by Landlord;

                        (vi) the costs of correcting or replacing any work for which monies are payable under any warranty or insurance; and

                        (vii) charges for the use of elevators, hoists, parking or other Building facilities, services or equipment during construction.

        6. Changes. Except for minor and immaterial changes, if Tenant requests any change in Tenant's Plans, Tenant shall request such change in a written notice to Landlord. Any such Tenant requested change ("Change Request") in materials or change in specifications in the Tenant's Plans after the approval thereof by Landlord and Tenant, shall be made only after the approval of Landlord which shall not be unreasonably withheld, conditioned or delayed. No Change Request shall be incorporated into the Tenant's Improvements unless Landlord has submitted an estimate to Tenant in writing of the increased cost thereof, and Landlord and Tenant have agreed in writing on such Change Request in excess of such item which would have been provided in accordance with Tenant's Plans. If Tenant approves such estimate it shall notify Landlord in writing within seven (7) days and the Contractor shall process such work. If Tenant shall fail to timely approve such estimate, such failure shall be deemed a disapproval and the Contractor shall proceed with the work as set forth in Tenant's Plans. Savings resulting from any Change Request incorporated into the Tenant Improvements shall reduce the guaranteed maximum price. The net additional cost any Change Request incorporated into the Tenant Improvements shall increase the guaranteed price and shall be an Improvement Cost.

        7. Other Work by Tenant. The furnishing and installing of furniture, telephone equipment (excluding wiring and cabling to the extent a part of the Landlord's Improvements), office equipment and wiring, shall be furnished and installed by Tenant at Tenant's expense. Subject to the provisions of the Lease and subject to the approval of the Contractor, Tenant shall have the right to install computer cabling, telephone cabling and other telecommunications cabling and equipment during construction of the Tenant Improvements so that they are integrated with the Tenant Improvements. Subject to the provisions of the Lease and subject to the approval of the Contractor, Tenant shall also have the right to have its equipment and furniture systems installed during continuation of the work on the Tenant Improvements so that they are integrated with the other work being performed on the Leased Premises. Landlord shall make reasonable efforts to accommodate such work by Tenant and shall keep Tenant informed of scheduling and other information reasonably required so that Tenant may schedule such work and its move into the Leased Premises.

        8. Requirements for Other Work Performed by Tenant. All other work performed at the Building or in the Project by Tenant or Tenant's contractor or subcontractors shall be subject to the following additional requirements:

                (a) Such work shall not proceed until Landlord has reasonably approved in writing: (i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work. Landlord shall provide its approval or disapproval (and specifying the reasons for any disapproval) within two (2) business days after request by Tenant. If Landlord fails to respond to any request within such two-day period, Landlord shall be deemed to have disapproved such requested matters.

                (b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

                (c) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and freight elevator service, on a nonexclusive basis, with Landlord for which Landlord shall not charge Tenant. Landlord shall have the right to require any necessary movement of large, heavy or bulky materials requiring the use of a freight elevator to be done after regular working hours.

                (d) Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with work by Tenant or its contractors. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the cost all extra reasonable expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractor or by reason of inadequate cleanup by Tenant or Tenant's contractor. Landlord will provide Tenant with copies of third party consultant invoices within five (5) business days of Tenant's request for such invoices.

        9. Tenant Delay. If the completion of the Tenant Improvements is delayed
(i) at the written request of Tenant, (ii) by Tenant's failure to comply with the foregoing provisions (including failure to pay any sums payable by Tenant within the time periods specified herein), (iii) by changes in the Tenant's Plans ordered by Tenant or by extra work ordered by Tenant, (iv) because Tenant chooses to have additional work performed by Landlord, or (v) because of any other act or omission of Tenant (collectively, "Tenant Delay"), then Tenant shall be responsible for all costs and any expenses occasioned by such Tenant Delay including, without limitation, any costs and expenses attributable to increases in labor or materials. Notwithstanding the foregoing, and except as provided for in paragraph 2 above, no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided notice to Tenant, in compliance with the Lease, specifying the action or inaction by Tenant which Landlord contends constitutes a Tenant Delay. If such action or inaction is not cured by Tenant within one (1) business day after receipt of such notice and if such action actually causes a delay in the Substantial Completion of the work in the Leased Premises, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the second (2nd) business day following receipt of such notice and continuing for the number of days Landlord was in fact delayed in the Substantial Completion of the Tenant Improvements in the Leased Premises. If a Tenant Delay actually causes the delay of Substantial Completion and the Term Commencement Date, then Tenant shall pay Lessor the Base Rent for the portion of the Leased Premises affected for the entire period of such delay.

        10. Punch List. Substantial Completion shall be October 15, 1999 for the 20th floor and December 1, 1999 for the 21st and 22nd floors unless Landlord provides Tenant with a written notice that Substantial Completion of the Tenant Improvements will be a later date. Except as otherwise specified by Tenant in the punch list described, and except for latent defects, Tenant shall be deemed to have accepted the Leased Premises upon Substantial Completion. If Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements which do not materially and adversely affect Tenant's use of the Leased Premises and are of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall, within fifteen
(15) days of Substantial Completion, notify Landlord in writing ("Punch List") of such deviations. Landlord shall promptly repair all Punch List items. The existence of such Punch List items, and Landlord's correction and repair of the same, shall not postpone the Term Commencement Date or Tenant's obligation to pay Rent. All Punch List items shall be completed as soon as reasonably practicable, but not later than thirty (30) days after the Punch List is given to the Landlord by the Tenant.

                                    EXHIBIT C

                          CONFIRMATION OF TERM OF LEASE


        This Confirmation of Term of Lease is made by and between _____, a _____, as Landlord, and _____, a _____, as Tenant, who agree as follows:

        1. Landlord and Tenant entered into a Lease dated ____________________, 19_____ (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord the Leased Premises described in the Basic Lease Information sheet of the Lease (the "Leased Premises").

        2. Pursuant to Section 3.01 of the Lease, Landlord and Tenant agree to confirm the commencement date and expiration date of the Term of the Lease as follows:

                a. _________________________, 19_____, is the Term Commencement
                   Date;

                b. _________________________, 19_____, is the Term Expiration
                   Date;

                c. _________________________, 19_____, is the commencement date of Rent under the Lease.

        3. Tenant hereby confirms that the Lease is in full force and effect and:

                a. It has accepted possession of the Leased Premises as provided in the Lease;

                b. The improvements and space required to be furnished by
                   Landlord under the Lease have been furnished;

                c. Landlord has fulfilled all its duties of an inducement
                   nature;

                d. The Lease has not been modified, altered or amended, except as follows:__________________________________________________
                   _____; and

                e. There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.


     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW.]

        4. The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

        DATED: _________________________, 19_____


"LANDLORD":                                      "TENANT":

CEP INVESTORS XII LLC,                           FORT POINT PARTNERS, INC.,
a Delaware limited liability company             a California corporation

By: EPI Investors XII LLC,                       By:____________________________
    a California limited liability company
    Its Manager                                  Typed Name:____________________

                                                 Title:_________________________

    By: Ellis Partners, Inc.,
        a California corporation,
        Its Manager


        By:______________________________

        Typed Name:______________________

        Title:___________________________

                                    EXHIBIT D
                         BUILDING RULES AND REGULATIONS

        1. The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from the Leased Premises, and for going from one part of the Building to another part. Corridor doors, when not in use, shall be kept closed. Before leaving the Building, Tenant shall ensure that all doors to the Leased Premises are securely locked and all water faucets and electricity are shut off.

        2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

        3. Nails, screws and other attachments to the Building require prior written consent from Landlord, except for the routine hanging of pictures and diplomas or certifications. Tenant shall not mar or deface the Leased Premises in any way. Tenant shall not place anything on or near the glass of any window, door or wall which may appear unsightly from outside the Leased Premises.

        4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment, wiring of any kind, and electrical devices, as well as all installations affecting floors, walls, woodwork, windows, ceilings and any other physical portion of the Building.

        5. Movement in or out of the Building of furniture, office equipment, safes or other bulky material which requires the use of elevators, stairways, or the Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be restricted to the Building's freight elevator. Arrangements shall be made at least 24 hours in advance with Landlord regarding the time, method, and routing of such movements. Tenant shall pay for the services of the employees of the elevator service company employed when safes and other heavy articles are moved into or from the Building, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or property resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

        6. Landlord shall have the right to limit the weight and size of, and to designate the location of, all safes and other heavy property brought into the Building.

        7. Tenant shall cooperate with Landlord in maintaining the Leased Premises. Tenant shall not employ any person for the purpose of cleaning the Leased Premises other than the Building's cleaning and maintenance personnel. Window cleaning shall be done only by Landlord's agents at such times and during such hours as Landlord shall elect. Janitorial services will not be furnished on nights when rooms are occupied after 7:00 P.M.

        8. Deliveries of water, soft drinks, newspapers or other such items to the Leased Premises shall be restricted to hours established by Landlord and made by use of the freight elevator if Landlord so directs.

        9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, fish or animals of any kind shall be brought into or kept in, on or about the Leased Premises, with the exception of guide dogs where necessary.

        10. No cooking shall be done in the Leased Premises except in connection with a convenience lunch room for the sole use of employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

        11. Food, soft drink or other vending machines shall not be placed within the Leased Premises without Landlord's prior written consent.

        12. Tenant shall not install or operate on the Leased Premises any electric heater, stove or similar equipment without Landlord's prior written consent. Tenant shall not use or keep on the Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment utilized at the Leased Premises. No explosives shall be brought onto the Project at any time.

        13. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

        14. [Intentionally deleted]

        15. Tenant, its employees, agents and invitees shall each comply with all requirements necessary for the security of the Leased Premises, including, if implemented by Landlord, the use of service passes issued by Landlord for after-hours movement of office equipment/packages, and the signing of a security register in the Building lobby after hours. Landlord reserves the right to refuse entry to the Building after normal business hours to Tenant, its employees, agents or invitees, or any other person without satisfactory identification showing his or her right of access to the Building at such time. Landlord shall not be liable for any damages resulting from any error in regard to any such identification or from such admission to or exclusion from the Building. Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damage by unauthorized persons in, on or about the Project, and Tenant assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed.

        16. Landlord will furnish Tenant with a reasonable number of initial keys for entrance doors into the Leased Premises, and may charge Tenant for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Leased Premises without Landlord's prior written consent and Tenant shall not make any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Leased Premises.

        17. Tenant shall not bring into (or permit to be brought into) the Building any bicycle or other type of vehicle.

        18. Landlord retains the right at any time, without liability to Tenant, to change the name and street address of the Building, except as otherwise expressly provided in the Lease with respect to signage.

        19. Canvassing, peddling, soliciting, and distribution of handbills in or at the Project are prohibited and Tenant will cooperate to prevent these activities.

        20. The Building hours of operation are 7:00 A.M. to 6:00 P.M., Monday through Friday, excluding holidays. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays, and between the hours of 6:01 P.M. of any day and 6:59 A.M. of the following day, and during such other hours as Landlord may deem advisable for the protection of the Building and the tenants thereof.

        21. The requirements of Tenant will be attended to only upon application to the Project manager. Employees will not perform any work or do anything outside of their regular duties unless under specific instruction from the Project manager.

        22. Tenant shall cooperate fully with the life safety program of the Building as established and administered by Landlord. This shall include participation by Tenant and its employees in exit drills, fire inspections, life safety orientations and other programs relating to fire and life safety that may be established by Landlord.

        23. No smoking shall be permitted in the Building.

        24. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection and maintenance of the Project, the operation and preservation of the good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice thereof given to Tenant, shall be binding as if originally included herein. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant of the Building. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these rules and regulations

LANDLORD REPRESENTS AND WARRANTS THAT TO THE BEST OF ITS KNOWLEDGE ANY HANDLING, TRANSPORTATION, STORAGE, TREATMENT OR USE OF HAZARDOUS MATERIALS, AS DEFINED BELOW, THAT HAVE OCCURRED IN, ON, UNDER OR IN THE VICINITY OF THE PREMISES OR THE BUILDING PRIOR TO THE COMMENCEMENT DATE HAVE BEEN IN COMPLIANCE WITH ALL APPLICABLE LAWS; THAT NO LEAK, SPILL, RELEASE, DISCHARGE, EMISSION OR DISPOSAL OF HAZARDOUS MATERIALS HAS OCCURRED IN, ON, UNDER OR IN THE VICINITY OF THE PREMISES OR THE BUILDING PRIOR TO THE COMMENCEMENT DATE; THAT THE SOIL, GROUNDWATER, AND SOIL VAPOR IN, ON, UNDER OR IN THE VICINITY OF THE PREMISES AND THE BUILDING ARE FREE OF TOXIC OR HAZARDOUS MATERIALS AS OF THE COMMENCEMENT DATE AND THAT AS OF THE COMMENCEMENT DATE THE PREMISES, DOES NOT CONTAIN ANY ASBESTOS, LEAD PAINT RADON OR PCB'S.


Landlord covenants and agrees that, as between Tenant and Landlord, Landlord shall at all times be responsible and liable for, and be in compliance with all Governmental Requirements relating to health and safety and environmental matters, arising, directly or indirectly, out of use of Hazardous Materials in the Project, with the exception of any such use of Hazardous Materials by Tenant. Landlord shall be liable for, and shall promptly perform, all clean-up, remediation and monitoring of any release of Hazardous Materials within the Project, with the exception of any release for which Tenant is responsible pursuant to Subsection 6.01(b) above, and the cost of such clean-up, remediation and monitoring shall not be included within Basic Operating Costs.

                                   EXHIBIT E

                      LEASE SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

        This agreement ("Lease Subordination,, Non-Disturbance and Attornment Agreement" or "Agreement") is made as of the _______ day of _______________________, 199_, among FLEET NATIONAL BANK, a national banking association organized under the laws of the United States, and having a place of business at Suite 800, 111 Westminster Street, Providence, Rhode Island 02903, as Agent (the "Agent") for the Lenders (as that term is defined in a certain Loan Agreement by and between the hereinafter defined Borrower, the Agent and the Lenders), ___________________, a ____________________, having a place of business at ________________________ ("Landlord" or "Borrower"), and _____________________________________ ("Tenant").

                             Introductory Provisions

        A. Agent and the Lenders are relying on this Agreement as an inducement to Lenders in making and maintaining a loan ("Loan") secured by, among other things, a [Mortgage and Security Agreement] [Deed of Trust and Security Agreement] ("Mortgage") given by Borrower to Agent covering property commonly known as and numbered __________________________, ___________________,
__________________ and further described in Exhibit A attached hereto ("Property"). Agent is also the "Assignee" under an Assignment of Leases and Rents ("Assignment") from Borrower with respect to the Property.

        B. Tenant is the tenant under that certain lease ("Lease") dated ________________, 19__, made with [Landlord] [Landlord's predecessor in title], covering certain premises ("Premises") at the Property as more particularly described in the Lease [and in the "Notice of Lease" dated
______________________, 19__ which has been recorded at __________________ in
Book _____________, Page __________].

        C. Lenders require, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that Agent's rights under the Assignment be recognized.

        D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

        E. Agent, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lenders shall rely hereon in making and maintaining the Loan, Agent, Landlord, and Tenant agree as follows:

        1. Subordination. The Lease and the rights of Tenant thereunder are subordinate and inferior to the Mortgage and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease.

        2. Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed, (i) Tenant's occupancy of the Premises shall not be disturbed by Agent in the exercise of any of its rights under the Mortgage during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, and (ii) Agent will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage.

        3. Attornment and Certificates. In the event Agent succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to any foreclosure of the Mortgage, Tenant shall attorn to Agent, or a purchaser upon any such foreclosure sale, and shall recognize Agent, or such purchaser, thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and
(b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

        4. Limitations. If Agent exercises any of its rights under the Assignment or the Mortgage, or if Agent shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Agent or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant's part to be paid, performed or observed that the Landlord had or would have had if Agent or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Agent or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Agent, or to such purchaser, have the same remedies against Agent, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Agent or such purchaser had not succeeded to the interest of Landlord. Provided, however, that Agent or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Agent of its rights under the Mortgage, or the Assignment, or any combination thereof, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Agent, or such purchaser, in the Property, and Agent and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (e) bound by any amendment or modification of the Lease, or any consent to any assignment or sublet, made without Agent's prior written consent; or (f) bound by or responsible for an security deposit not actually received by Agent; or (g) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord's title, landlord's authority, habitability and/or fitness for any purpose, or possession; or (h) liable for consequential damages. The foregoing shall not, however: (i) relieve Agent or such purchaser, of the obligation to remedy or cure any conditions at the Premises the existence of which constitutes a Landlord default under the Lease and which continue at the time of such succession or acquisition, or (ii) deprive the Tenant of the right to terminate the Lease for a breach of Landlord covenant which is not cured as provided for herein and in the Lease and as



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

a result of which there is a material interference with Tenant's permitted use and occupation of the Premises or any permitted business conducted therein.

        5. Rights Reserved. Nothing herein contained is intended nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed; or (b) the Tenant under the Lease against the original or any prior Landlord in the event of any default by the original Landlord to pursue claims against such original or prior Landlord whether or not such claim is barred against Agent or a subsequent purchaser.

        6. Notice and Right to Cure. Tenant agrees to provide Agent with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default is not curable by Agent (so long as the default does not interfere with Tenant's use and occupation of the Premises), or (b) if the default is curable by Agent, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Agent at the address provided in Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Agent gives Tenant written notice within such thirty (30) day period of Agent's election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Agent shall have no obligation to cure any default under the Lease.

        7. Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or
(ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

               To Agent:   Fleet National Bank, as Agent
                           111 Westminster Street
                           Suite 800
                           Providence, Rhode Island 02903



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

                           Attention: Commercial Real Estate Department

               To Tenant:  ___________________________________________
                           ___________________________________________
                           ___________________________________________
                           ___________________________________________

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

        8. No Oral Change. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

        9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

        10. Payment of Rent To Agent. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Agent as part of the security for the obligations secured by the Mortgage. In the event Agent notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Agent, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Agent, or Agent's designated agent, until otherwise notified in writing by Agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Agent following receipt of such notice and Borrower further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage or the Assignment and notwithstanding any notice from or claim of Borrower to the contrary. Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Agent following Tenant's receipt of any such notice.

        11. No Amendment or Cancellation of Lease. As long as the Mortgage remains undischarged of record, Tenant shall not agree to amend or modify the Lease in any material respect, or agree to cancel or terminate the Lease or agree to subordinate the Lease to any other mortgage or deed of trust, without Agent's prior written consent in each instance.

        12. No Waiver. This Agreement does not:

        (a) constitute a waiver by Agent of any of its rights under the Mortgage or any of the other Loan Documents (as defined in the Mortgage); or



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

        (b) in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and other Loan Documents.

        13. Borrower Compliance. The provisions of the Mortgage remain in full force and effect and must be complied with by Borrower.

        14. Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

        15. Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

        16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of ____________________.

        17. Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Agent, Lenders and Borrower and their respective successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as a sealed instrument, as of the date first above written.

                                            AGENT:

                                            FLEET NATIONAL BANK, as Agent

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                            Date executed by Agent:

                                            TENANT:

                                            [insert name]

                                            BY:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                            Date executed by Tenant:____________



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

                                            LANDLORD:

                                            [insert name]

                                            BY:_________________________________
                                               Name:____________________________
                                               Title:___________________________
                                               Date executed by Landlord:_______

           [INSERT APPLICABLE STATE ACKNOWLEDGEMENTS FOR All PARTIES)



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